March 31, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Home Properties, Inc. The Annual Meeting will be held on Friday, May 6, 2005, at 2:30 p.m. at the Dryden Theatre of the International Museum of Photography at George Eastman House, 900 East Avenue, Rochester, New York 14607.

        A Notice of Annual Meeting and a Proxy Statement are attached. They describe the matters to be acted upon at the Annual Meeting.

        I hope that you will join us at the meeting. Whether you attend or not, your vote on all of the matters described in the Proxy Statement is very important. Please sign, date and return the enclosed proxy card in the envelope provided. Alternatively, you may choose to vote by telephone or internet. Voting by any of these methods before the meeting will insure that your shares are represented at the meeting.

        I look forward to seeing you at the meeting.

                                                     Sincerely,

                                                     HOME PROPERTIES, INC.

                                                     /s/ Edward J. Pettinella
                                                     Edward J. Pettinella
                                                     President and Chief Executive Officer

HOME PROPERTIES, INC.

Suite 850

Clinton Square

Rochester, New York 14604

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2005

_________________

        NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Home Properties, Inc. (the “Company”) will be held on Friday, May 6, 2005 at 2:30 p.m. at the Dryden Theatre of the International Museum of Photography at George Eastman House, 900 East Avenue, Rochester, New York 14607 for the following purposes:

         1.   To elect twelve  directors of the Company to serve until the 2006 Annual Meeting of Stockholders and until their respective successors are elected;
         2.   To approve the Company's Amended and Restated 2003 Stock Benefit Plan;
         3.   To approve the Company's Second Amended and Restated Director Deferred Compensation Plan
         4.   To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2005; and
         5.   To consider and act upon any other matters that are properly brought before the Annual Meeting and at any adjournments or postponements thereof.

        The Board of Directors set the close of business on March 11, 2005 as the record date for the Annual Meeting. Only stockholders whose names appear on the stock register of the Company at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements. (If you hold your stock in the name of a brokerage firm, bank or other nominee, only that entity can vote your shares. Please give instructions for your shares to be voted to the person responsible for your account.)

        There are four ways to vote:

         -  by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope;
         -  by internet at http://www.proxyvoting.com/hme;
         -  by toll-free telephone at 1-866-540-5760; or
         -  by written ballot at the meeting.

        If you vote by internet or telephone, your vote must be received before 11:00 p.m. Eastern Standard Time on May 5, 2005, the day before the Annual Meeting. You may change your vote or revoke your proxy at any time before the Annual Meeting:

         -  by returning a later dated proxy card;
         -  by sending written notice to Ann M. McCormick, Secretary of the Company at 850 Clinton Square,
            Rochester, New York 14604;
         -  by entering a new vote by internet or telephone; or
         -  by completing a written ballot at the Annual Meeting.

Rochester, New York                                           By Order of the Board of Directors
March 31, 2005
                                                              /s/ Ann M. McCormick
                                                              Ann M. McCormick
                                                              Secretary

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED.

HOME PROPERTIES, INC.

Suite 850

Clinton Square

Rochester, New York 14604

_________________

PROXY STATEMENT

_________________

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2005

March 31, 2005

GENERAL INFORMATION

This Proxy Statement is delivered to you in connection with the solicitation of proxies by the Board of Directors of Home Properties, Inc. (the “Company”) for use at the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Friday, May 6, 2005 at 2:30 p.m. at the Dryden Theatre of the International Museum of Photography at George Eastman House, 900 East Avenue, Rochester, New York 14607. The approximate date on which the enclosed form of proxy and this Proxy Statement are first being sent to stockholders is March 31, 2005.

Who May Vote

Stockholders of the Company as of the Company’s record date, March 11, 2005, may vote.

Outstanding Shares

On March 11, 2005, 31,419,802 shares of the Company’s Common Stock were outstanding. Each share of Common Stock has one vote.

How to Vote

There are four ways to vote:

1.       by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope;
2.       by internet at http://www.proxyvoting.com/hme;
3.       by toll-free telephone at (866) 540-5760; or
4.       by written ballot at the Annual Meeting.

How Proxies Work

The Company’s Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxy holders (Edward J. Pettinella, the Company’s Chief Executive Officer and Ann M. McCormick, the Company’s Secretary), or any one or both of them, to vote your shares at the Annual Meeting in the manner you direct.

If you vote by any of the above methods but do not specify how you wish to vote your shares, your shares will be voted “for” all the enumerated matters specified in the Notice of Meeting. Proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from them. In order for you to vote those shares, you must provide instructions to the record holder as provided in their instructions to you. Even though you have not provided instructions to your record holder, they may vote your shares “for” the election of the nominees and “for” the ratification of the independent registered public accounting firm, but they may not vote your shares with respect to the other matters unless you have provided instructions to them.

Quorum

In order to carry out the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes Needed

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The approval of the Company’s Amended and Restated 2003 Stock Benefit Plan and the Company’s Second Amended and Restated Director Deferred Compensation Plan require the favorable vote of a majority of the votes entitled to be cast. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2005 and any other matter properly brought before the meeting requires the favorable vote of a majority of the votes cast. Under Maryland law, if a stockholder abstains on a vote, the abstention does not constitute a vote “for” or “against” a matter. Thus, abstentions are disregarded in determining the “votes cast.”

Changing Your Vote

You may revoke your proxy before it is voted at the meeting by entering a new vote by internet or telephone, by submitting a new proxy with a later date, by voting in person at the Annual Meeting or by notifying the Company’s Secretary in writing prior to the Annual Meeting as follows: Ann M. McCormick, 850 Clinton Square, Rochester, New York 14604.

PROPOSAL 1
ELECTION OF DIRECTORS

        At the Annual Meeting, 12 individuals will be elected to serve as directors until the 2006 Annual Meeting and until their successors are elected.

        The Board of Directors has nominated Nelson B. Leenhouts, Norman P. Leenhouts, Edward J. Pettinella, William Balderston, III, Josh E. Fidler, Alan L. Gosule, Leonard F. Helbig, III, Roger W. Kober, Clifford W. Smith, Jr., Paul L. Smith, Thomas S. Summer, and Amy L. Tait to serve as directors (the “Nominees”). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve as a director if elected.

        The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the Nominees as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

Information Regarding Nominees for Director

        Brief biographical descriptions of the Nominees follow. The information was furnished to the Company by the Nominees. The information is up to date through March 11, 2005.

        Nelson B. Leenhouts, 69, has served as Board Co-Chair since his retirement as Co-Chief Executive Officer effective January 1, 2004. He had served as Co-Chief Executive Officer, President and a director of the Company since its inception in 1993. Since their formation, he has also served as President and Chief Executive Officer and a director of HP Management, Inc. (“HP Management”), and as a director of Home Properties Resident Services (“HPRS”), which he has also served as President since 2000. Mr. Leenhouts also currently serves as a Senior Advisor to the Company pursuant to an Employment Agreement with a term that expires on December 31, 2006. Nelson Leenhouts was the founder, and is a co-owner, together with Norman Leenhouts, of Home Leasing Corporation (“Home Leasing”), and served as President of Home Leasing from 1967 until 2004. He is still a director and Co-Chair of Home Leasing. The Company was initially formed to continue and expand the business of Home Leasing. He is also a member of the Board of Directors of the Genesee Valley Trust Company. Nelson Leenhouts is a graduate of the University of Rochester. He is the twin brother of Norman Leenhouts.

        Norman P. Leenhouts, 69, has served as Board Co-Chair since his retirement as Co-Chief Executive Officer effective January 1, 2004. He had served as Board Chair, Co-Chief Executive Officer and a director of the Company since its inception in 1993. Since their formation, he has also served as Board Chair of HP Management and as a director of HPRS, which he also has served as Board Chair since 2000. Mr. Leenhouts also currently serves as a Senior Advisor to the Company pursuant to an Employment Agreement with a term that expires on December 31, 2006. Norman Leenhouts is a co-owner, together with Nelson Leenhouts, of Home Leasing and has served as Board Chair of Home Leasing since 1971. He is a member of the Boards of the University of Rochester, Roberts Wesleyan College, The E. Charles Finney School and The Free Methodist Foundation, where he also serves as Board Chair. He is a graduate of the University of Rochester and is a certified public accountant. Norman Leenhouts is the twin brother of Nelson Leenhouts.

        Edward J. Pettinella, 53, has served as President and Chief Executive Officer of the Company since January 1, 2004. He has also been a director of the Company since 2001. He had served as an Executive Vice President of the Company from 2001 when he joined the Company. He had also served as an Executive Vice President of HP Management and HPRS from 2002 until he became President and Chief Executive Officer of both in 2004. From 1997 until February 2001, Mr. Pettinella served as President, Charter One Bank (NY Division) and Executive Vice President of Charter One Financial, Inc. From 1980 through 1997, Mr. Pettinella served in several managerial capacities for Rochester Community Savings Bank, Rochester, NY, including the positions of Chief Operating Officer and Chief Financial Officer. Mr. Pettinella serves on the Boards of United Way of Greater Rochester, Rochester Business Alliance, The Lifetime Healthcare Companies, National Association of Real Estate Investment Trusts, National Multi Housing Counsel, State University at Geneseo, Geneseo Foundation and Syracuse University School of Business. He is also a member of Urban Land Institute. Mr. Pettinella is a graduate of the State University at Geneseo and holds an MBA Degree in finance from Syracuse University.

        William Balderston, III, 77, has been a director of the Company since August 1994. From 1991 to the end of 1992, he was an Executive Vice President of The Chase Manhattan Bank, N.A. From 1986 to 1991, he was President and Chief Executive Officer of Chase Lincoln First Bank, N.A., which was merged into The Chase Manhattan Bank, N.A. He is a Senior Trustee of the University of Rochester and a member of the Board of Governors of the University of Rochester Medical Center. Mr. Balderston is a graduate of Dartmouth College.

        Josh E. Fidler, 49, has been a director of the Company since August, 2004. Mr. Fidler is a General Partner and co-founder of Boulder Ventures, Ltd., a manager of venture capital funds, which has been in operation since 1995. Since 1985, he has also been a principal in a diversified real estate development business known as The Macks Group. In 1999, the Company acquired 3,297 apartment units from affiliates of The Macks Group. Mr. Fidler was also a principal of the entity which owned a 240-unit apartment community which the Company purchased in 2004. He is a graduate of Brown University and received a law degree from New York University. Mr. Fidler is a member of the Maryland Region Advisory Board of SunTrust Bank and the Board of Trustees of The Park School.

        Alan L. Gosule, 64, has been a director of the Company since December 1996. Mr. Gosule has been a partner in the law firm of Clifford Chance US LLP, New York, New York, since August 1991 and prior to that time was a partner in the law firm of Gaston & Snow. He serves as Regional Head of the Clifford Chance US LLP Real Estate Department for the Americas. Mr. Gosule is a graduate of Boston University and its law school and received an LL.M. from Georgetown University. Mr. Gosule also serves on the Board of Directors of MFA Mortgage Investments, Inc. He is a member of the Board of Advisors of Paloma, LLC, which is the general partner of Simpson Housing Limited Partnership, and is a voting trustee of F.L. Putnam Investment Management Company.

        Leonard F. Helbig, III, 59, has been a director of the Company since August 1994. Since September 2002 he has served as a Director of Integra Realty Advisors in Philadelphia. Between 1980 and 2002 he was employed by Cushman & Wakefield, Inc. From 1990 until 2002, Mr. Helbig served as President, Financial Services for Cushman & Wakefield, Inc. From 1984 to 1990, Mr. Helbig was the Executive Managing Director of the Asset Services and Financial Services Groups for Cushman & Wakefield, Inc. He was also a member of that firm’s Board of Directors and Executive Committee. Mr. Helbig is a member of the Urban Land Institute, the Pension Real Estate Association and the International Council of Shopping Centers. Mr. Helbig is a graduate of LaSalle University and holds the MAI designation of the American Institute of Real Estate Appraisers.

        Roger W. Kober, 71, has been a director of the Company since August 1994. Mr. Kober is currently a member of the Advisory Board of Rochester Gas and Electric Corporation, a subsidiary of Energy East Corporation. He was employed by Rochester Gas and Electric Corporation from 1965 until his retirement on January 1, 1998. From March 1996 until January 1, 1998, Mr. Kober served as Chairman and Chief Executive Officer of Rochester Gas and Electric Corporation. He is a member of the Board of Trustees of Rochester Institute of Technology. Mr. Kober is a graduate of Clarkson College and holds a Masters Degree in Engineering from Rochester Institute of Technology.

        Clifford W. Smith, Jr., 58, has been a director of the Company since August 1994. Mr. Smith is the Epstein Professor of Finance of the William E. Simon Graduate School of Business Administration of the University of Rochester, where he has been on the faculty since 1974. He has written numerous books and articles on a variety of financial, capital markets and risk management topics and has held editorial positions for a variety of journals. Mr. Smith is a graduate of Emory University and has a PhD in Economics from the University of North Carolina at Chapel Hill.

        Paul L. Smith, 69, has been a director of the Company since August 1994. Mr. Smith was a director, Senior Vice President and the Chief Financial Officer of the Eastman Kodak Company from 1983 until he retired in 1993. He is currently a director of Constellation Brands, Inc. He is also a member of the Boards of the George Eastman House and Ohio Wesleyan University. Mr. Smith is a graduate of Ohio Wesleyan University and holds an MBA Degree in finance from Northwestern University.

        Thomas S. Summer, 51, has been a director of the Company since August, 2004. Mr. Summer has been the Executive Vice President and Chief Financial Officer of Constellation Brands, Inc. since 1997. Prior to that, he held various positions in financial management with Cardinal Health, Inc., PepsiCo, Inc., and Inland Steel Industries. He is also a member of the Boards of Wilson Greatbatch Technologies, Rochester Philharmonic Orchestra, and AIDS Rochester, Inc. Mr. Summer is a graduate of Harvard University and holds an MBA degree in finance and accounting from the University of Chicago.

        Amy L. Tait, 46, has served as a director of the Company since its inception in 1993. Effective February 15, 2001, Mrs. Tait resigned her full-time position as Executive Vice President of the Company and as a director of HP Management. She is currently the principal of Tait Realty Advisors, LLC, and continued as a consultant to the Company until February 15, 2002. Mrs. Tait joined Home Leasing in 1983 and held several positions with the Company, including Senior and Executive Vice President and Chief Operating Officer. She currently serves on the M & T Bank Advisory Board and is also a member of the Boards of United Way of Greater Rochester, Princeton Club of Rochester, Al Sigl Center, Center for Governmental Research, Allendale Columbia School and Monroe County Center for Civic Entrepreneurship. Mrs. Tait is a graduate of Princeton University and holds an MBA from the William E. Simon Graduate School of Business Administration of the University of Rochester. She is the daughter of Norman Leenhouts.

BOARD MATTERS

Board Composition

        The Company is managed by its Board of Directors. If all of the Nominees are elected, the Board will have twelve members. Burton S. August and Albert H. Small served as directors of the Company until the 2004 Annual Meeting of Stockholders when they both retired. Josh E. Fidler and Thomas S. Summer, both of whom are standing for re-election to the Board of Directors, were first elected in August 2004 by a vote of the Board of Directors. Mr. Fidler was proposed to the Corporate Governance/Nominating Committee for consideration of his election to the Board by certain of the employee directors and officers of the Company, who had become acquainted with Mr. Fidler during various business transactions. Mr. Summer was proposed for consideration by Board member, Paul Smith, who also serves as the Chair of the audit committee of Constellation Brands, Inc., where Thomas Summer is the Chief Financial Officer.

Board Meetings

        The Board holds regular meetings on a quarterly basis. Pursuant to the Company’s By-Laws, the Board Chair, President or a majority of the Board of Directors may call for a special meeting of the Board. During 2004, the Board of Directors met eight times, including regular and special meetings. Each director attended at least 75% of the Board meetings that occurred during the period that he or she served as a director.

Board Independence

        Nine of the Board members are not employed by the Company. The Board of Directors has determined that eight of the non-employee directors are “independent” within the meaning of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange director independence standards as currently in effect. The independent directors are: William Balderston, Josh Fidler, Alan Gosule, Leonard Helbig, Roger Kober, Clifford Smith, Paul Smith and Thomas Summer. This represents more than a majority of the members of the Board of Directors. The Board has determined that Amy Tait is not an independent director because of her prior employment as an officer of the Company and because Norman Leenhouts, her father, was Co-Chief Executive Officer until January 1, 2004.

Board Evaluation

        In 2004, each Board member who had served on the Board for more than one year participated in a self-evaluation of their performance as a Board member as well as an evaluation of the Board as a whole. The Board and members of senior management also participated in a written evaluation of the Chief Executive Officer.

Board Committees

        Audit Committee. The Company has a separately designated Audit Committee, which currently consists of Alan Gosule, Leonard Helbig, Roger Kober, Paul Smith and Thomas Summer. Paul Smith chairs this Committee. The Audit Committee assists the Board in fulfilling its responsibility for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with applicable laws and regulations including the Company’s own Code of Business Conduct and Ethics, and the Company’s internal and disclosure controls and procedures. The Audit Committee also selects the Company’s independent registered public accounting firm.

        The Audit Committee has adopted procedures for the receipt, retention and treatment of concerns and complaints about accounting, internal controls and auditing matters. The Audit Committee oversees the existence of a “hot line” (1-877-888-0002) where such concerns and complaints can be anonymously reported.

        The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member is independent as required by applicable securities laws and by the listing standards of the New York Stock Exchange. No Audit Committee member serves on the audit committee of more than one other public company. In the exercise of its business judgment, the Board of Directors has also determined that each member of the Audit Committee is financially literate. Finally, the Board has determined that each of Roger Kober, Paul Smith and Thomas Summer qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

        The Audit Committee operates under a written charter approved by the Committee and the Board. A copy of the Charter is available on the Company’s website at www.homeproperties.com under the heading “Investor Information/Investor Overview.” In 2004, the Audit Committee conducted a self-evaluation.

        The Audit Committee works closely with management and the Company’s independent registered public accounting firm. It meets quarterly to review the Company’s financial statements and on other occasions on an as needed basis. The Audit Committee met nine times in 2004. Each of the members of the Audit Committee attended all meetings that occurred during the period that they served as an Audit Committee member.

        Compensation Committee. The Company has a separately designated Compensation Committee. The Compensation Committee currently consists of William Balderston, Roger Kober and Clifford Smith, each of whom is independent as required by applicable securities laws and by the listing standards of the New York Stock Exchange. Clifford Smith chairs this Committee. The Compensation Committee reviews and approves, at least annually, the Company’s goals and objectives relevant to compensation of the Company’s executive officers, including the Chief Executive Officer, reviews on an annual basis the performance of the Chief Executive Officer in light of those goals and objectives, recommends to the other directors for approval the Chief Executive Officer’s annual compensation, approves the compensation levels of the other executive officers, reviews significant employee benefit programs, and establishes and administers executive compensation programs.

        The Compensation Committee operates under a written charter approved by the Committee and the Board. A copy of the charter is available on the Company’s website at www.homeproperties.com under the heading “Investment Information/Investor Overview.” In 2004, the Compensation Committee conducted a self-evaluation.

        The Compensation Committee met six times in 2004. Each of the members of the Compensation Committee attended all Committee meetings that occurred during the period that they served as a Committee member.

        Corporate Governance/Nominating Committee. The Company has a separately designated Corporate Governance/Nominating Committee. Pursuant to its charter, this Committee at all times consists of at least three directors, all of whom are independent directors and two of whom are the Chairs of the Audit and Compensation Committees. This Committee currently consists of William Balderston, Clifford Smith and Paul Smith, each of whom is independent as required by applicable securities laws and by the listing standards of the New York Stock Exchange. William Balderston chairs this Committee. The Corporate Governance/Nominating Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, evaluates the size, composition and organization of the Board, monitors implementation of specific corporate governance initiatives, reviews all stockholder proposals submitted to the Company and oversees the evaluation of the Board and management.

        The Corporate Governance/Nominating Committee operates under a written charter approved by the Committee and the Board. A copy of the charter is available on the Company’s website at www.homeproperties.com under the heading “Investment Information/Investor Overview.” In 2004, the Corporate Governance/Nominating Committee conducted a self-evaluation.

        The Corporate Governance Committee met five times in 2004. Each of the members of this Committee attended all Committee meetings.

        Real Estate Investment Committee. The Company has a separately designated Real Estate Investment Committee. Josh Fidler, Leonard Helbig, Nelson Leenhouts, Edward Pettinella and Amy Tait are the current members of this Committee. Amy Tait serves as Chair. The charter for this Committee requires that it consists of at least three directors, at least a majority of whom shall be non-employee directors. The purpose of this Committee is to review potential acquisitions and dispositions and to approve, or to recommend to the full Board for approval, acceptable transactions pursuant to the authorization parameters established by the Board.

        The Real Estate Investment Committee operates under a written charter approved by the Committee and the Board. A copy of the charter is available on the Company’s website at www.homeproperties.com under the heading “Investment Information/Investor Overview.” In 2004, the Real Estate Investment Committee conducted a self-evaluation.

        The Real Estate Investment Committee met five times in 2004. Each of the members of the Committee attended all of the Committee’s meetings that occurred during the period that they served as a Committee member.

Board Compensation

        In 2004, the Company paid its non-employee directors an annual stipend of $20,000. An additional annual stipend in the amount of $7,000 was paid to the Chair of each of the Committees. Non-employee directors were also paid $1,000 per day for attendance (in person or by telephone) at Board and Committee meetings provided the Committee meetings were held on a different day from the Board meetings. In addition, in 2004, each of the non-employee directors was issued 400 shares of restricted stock and 7,000 options pursuant to the Company’s 2003 Stock Benefit Plan. The options were issued at an exercise price of $37.91 per share, which was the closing price of a share of the Company’s common stock on the date of the 2004 Annual Meeting.

        For 2005, the annual stipend will remain at $20,000, the additional stipend paid to the Committee Chairs will increase to $9,000 and the meeting fees will increase to $1,200 per day. While the 2003 Stock Benefit Plan provides for the issuance of up to 1,000 shares of restricted stock to each of the non-employee directors in 2005, the Board authorized a grant of 875 shares to each non-employee director, awarded in February, 2005. The 2003 Stock Benefit Plan also provides for the issuance of up to 10,000 options to each of the non-employee directors in 2005. The Board has approved the issuance of 4,000 options to each of the non-employee directors immediately following the 2005 Annual Meeting. The Board determined the 2005 compensation level for non-employee directors based on an analysis of the amount and type of consideration paid to the boards of the Company’s peer group.

        Under the Director Deferred Compensation Plan, the non-employee directors can defer up to 100% of their total annual cash compensation (including meeting fees) for three, five or ten years and their compensation in the form of restricted stock for five or ten years. The Company matches 10% of the deferred cash amount, which amount vests after three years. A “phantom” stock account is established for each of the director and the Company contribution amounts. Each deferral and the Company contribution is reflected by crediting those accounts with the phantom equivalent of the number of shares of the Company’s Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock’s fair market value as of the day when the compensation would otherwise have been paid, or with the number of shares of restricted stock deferred. Participants’ accounts are also credited with the number of shares of the Company’s Common Stock that could be purchased with hypothetical dividends that would be paid with respect to shares previously allocated to the accounts on the same date and at the same price that shares are purchased for participants in the dividend reinvestment feature of the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “DRIP”). Payments out of the deferred accounts, upon vesting or otherwise, are made by issuance of Common Stock, except in the event of payment by reason of a change in control in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee. The Director Deferred Compensation Plan is designed to provide substantially the same benefits to the non-employee directors as are provided to eligible employees under the Company’s Deferred Bonus Plan. Under the Director Deferred Compensation Plan, five of the nine non-employee directors elected to defer some or all of the compensation earned by them in 2005.

        When the Director Deferred Compensation Plan was initially adopted in 1999, the Plan provided for the issuance of 50,000 shares under the Plan. As of December 31, 2004, 39,747 shares have been issued or reserved for issuance under the Plan. The stockholders are being asked to approve an amendment to the Director Deferred Compensation Plan to increase the number of shares to be available for issuance thereunder to 100,000 shares. This Plan has not previously been submitted to the stockholders for approval.

        Directors of the Company who are employees of the Company do not receive any compensation for their services as directors. All directors are reimbursed for their expenses incurred in attending directors’ meetings.

Director Qualifications

        The Board has established certain minimum qualifications for prospective Board members. These include a present or past (retired) successful professional career as well as the potential to contribute to the effectiveness of the Board as a whole. Specific qualifications or skills that a prospective Board member must possess include candor, trustworthiness, high ethical standards, dedication and a desire to work hard. Specific expertise must include one of the following: successful financial, legal, academic, mergers and acquisitions, technology utilization or business operating experience.

Identifying and Evaluating Nominees for Directors

        The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee develops and updates a list of potential Board candidates that meet the Board qualifications. Candidates may come to the attention of the Committee through current Board members, stockholders, management or other persons. To date, the Committee has not utilized the services of a professional service firm to identify potential candidates but it may do so in the future. If a vacancy on the Board occurs or is anticipated, the Committee selects candidates to have personal meetings with members of the Committee, the Co-Chairs of the Board and the Chief Executive Officer. Selected candidates would then be invited to interact with other Board members and management. A candidate, if acceptable, would then be elected by the Board (in the event of a mid-term vacancy) or be nominated to stand for election at the next annual stockholders meeting.

Stockholder Nominees

        The Corporate Governance/Nominating Committee will consider director candidates proposed by stockholders on the same basis as it considers other potential candidates for Board membership. Stockholders may submit nominations, which should include the name and address of the proposed candidate as well as biographical information evidencing that the proposed candidate meets the minimum qualifications and possesses the skills and expertise as required by the Board and as described above under “Director Qualifications.” The submission must also include the candidate’s written consent to the nomination and to serve if elected. To be considered for nomination for election at the 2006 Annual Meeting, stockholder submissions for nomination must be received at the office of the Company in care of Secretary, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604, on or prior to January 6, 2006.

Director Communications

        Stockholders may communicate with the Board of Directors by sending written materials to the Board or any of the directors in care of Secretary, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604. Stockholders may also communicate confidentially or anonymously through use of the Company’s hotline at 1-877-888-0002. The Company’s Secretary will relay all written communications to the Board of Directors, or individual members designated by the stockholder.

CORPORATE GOVERNANCE

Code of Ethics

        A very significant part of the Company’s culture is the focus on “doing the right thing.” The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) to embody the Company’s commitment to continue to conduct business in accordance with the highest ethical standards. The Code of Ethics applies to all employees and directors of the Company. The Code of Ethics covers such topics as conflicts of interest, proper use of Company property, complete and accurate reporting and disclosure of its business and financial results and compliance with laws. Each employee and each member of the Board of Directors is required on an annual basis to acknowledge that they have received a copy of and reviewed the Code of Ethics.

        The Company has also adopted a Code of Ethics for Senior Financial Officers (“Senior Financial Officer Code of Ethics”) that applies to the Chief Executive Officer, Chief Financial Officer, Treasurer and Controller. These individuals are also required to comply with the Code of Ethics.

        The Code of Ethics and Senior Financial Officer Code of Ethics meet the definition of “Code of Ethics” under the rules and regulations of the SEC and the listing standards of the New York Stock Exchange. Both Codes are available on the Company’s website at www.homeproperties.com under the heading “Investment Information/Investor Overview.” Amendments to the Code of Ethics and Senior Financial Officer Code of Ethics and any waivers granted under the Senior Financial Officer Code of Ethics, will also be posted on the Company’s website under that heading. The Audit Committee of the Board of Directors monitors the implementation and enforcement of both Codes.

Corporate Governance Guidelines

        The Board of Directors has adopted a set of corporate governance guidelines (the “Guidelines”) which meet the requirements of the listing standards of the New York Stock Exchange and cover such topics as director qualifications and responsibilities, director access to management, and director orientation and continuing education. Some specific policies included in the Guidelines follow.

        Retirement Age. The retirement age for directors is 75, subject to exceptions if a determination is made by the other directors after confidential discussion that the over age 75 director is expected to make a significant contribution to the Company during the following year. No exceptions are permitted after age 80.

        Change of Employment. Any director who changes jobs or employers or otherwise experiences a significant change in job responsibilities is to submit a letter to the Board offering to resign as a Board member.

         Other Boards. Directors may not serve on the boards of more than two additional public companies.

        Stock Ownership. Within five years of becoming a director of the Company, directors are required to have equity in the Company having a then current value of not less than $100,000.

        Meeting Attendance. Directors are expected to attend each annual stockholders meeting, all Board meetings and meetings of the Committees on which they serve. All of the directors attended the 2004 Annual Meeting of Stockholders except for Josh Fidler and Thomas Summer who were not directors at that time.

        Executive Sessions. The non-management directors are to meet at least quarterly in executive sessions and, at least once per year, without any directors who are not independent directors. The Chair of the Corporate Governance/ Nominating Committee presides at the executive sessions unless the Board determines otherwise.

        A copy of the Guidelines is available on the Company’s website at www.homeproperties.com under the heading “Investment Information/Investor Overview.”

Stock Option Restrictions

        The 2003 Stock Benefit Plan approved by the Company’s stockholders at the 2003 Annual Meeting includes some features that are designed to closely align the interests of management with those of the stockholders. Options may not be repriced. Options do not vest automatically upon retirement but continue to vest as scheduled. Directors and the executive officers of the Company must hold an equivalent number of shares as were issued on an option exercise for a one year period and are not permitted to receive cash on an option exercise other than the amount necessary to pay the exercise price and withholding taxes.

EXECUTIVE COMPENSATION

        The following table sets forth the cash compensation paid during 2002, 2003 and 2004 to the Company’s Chief Executive Officer, two Board Co-Chairs and Senior Advisors and the other four most highly compensated executive officers (collectively the “Named Executives”).

Summary Compensation Table

                                                                                  Long-Term
                                                                             Compensation Awards
                                                                                          Securities
                                              Annual Compensation         Restricted      Underlying       All Other
Name and Principal Position         Year     Salary       Bonus (1)    Stock Awards (2)   Options (3)   Compensation (4)

Edward J. Pettinella (5)            2002      $350,000   $154,000         $ 66,400         50,000           $6,000
 President and Chief Executive      2003      $400,000   $113,520         $411,450         50,000           $6,000
Officer                             2004      $475,000   $433,770         $529,320         55,000           $6,150

Nelson B. Leenhouts (6)             2002      $400,000   $192,000          $99,600         50,000           $6,000
  Co-Chair and Senior Advisor       2003      $450,000   $127,710       $2,970,282         50,000           $6,000
                                    2004      $300,000   $273,960         $434,655         33,330           $6,150

Norman P. Leenhouts (7)             2002      $400,000   $192,000         $118,800         50,000           $6,000
  Co-Chair and Senior Advisor       2003      $450,000   $127,710       $2,969,967         50,000           $6,000
                                    2004      $300,000   $273,960         $434,655         33,330           $6,150

David P. Gardner (8)                2002      $193,685    $67,015          $35,881         15,000           $6,000
Executive Vice President and        2003      $215,000    $92,498          $97,725         15,000           $6,000
Chief Financial Officer             2004      $245,000   $171,673         $246,608         15,000           $6,150

Ann M. McCormick (9)                2002      $190,000    $66,500          $34,530         15,000           $6,000
Executive Vice President            2003      $205,000    $89,023          $80,905         15,000           $6,000
  General Counsel and Secretary     2004      $235,000   $165,412         $203,808         15,000           $6,150

Scott A. Doyle (10)                 2002      $160,000    $45,760          $26,560         10,000           $5,216
   Senior Vice President            2003      $175,000    $64,217          $31,650         10,000           $6,000
                                    2004      $215,000   $130,349         $126,817         12,500           $6,150

John E. Smith (11)                  2002      $160,000    $40,000          $26,560         10,000           $5,379
   Senior Vice President            2003      $170,000    $60,966          $31,650         10,000           $6,000
                                    2004      $189,166    $99,433          $64,160         10,000           $6,150
(1)

All amounts listed in the following footnotes as having been subject to mandatory deferral were required to be deferred under the Company’s Incentive Compensation Plan. When the deferred amounts are paid, they are paid with interest as provided in that plan. See the description of this plan under “Incentive Compensation Plan” on pages 16 and 17 of this Proxy Statement.

(2)

Amounts in this column include the value of shares of restricted stock issued under the Company’s 2000 Stock Benefit Plan and, where applicable, the amount of the Company’s contribution of 10% of the bonus deferred voluntarily by the Named Executives pursuant to the Company’s Deferred Bonus Plan (a “10% Company Contribution”). The value of the restricted stock is based on the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant. The amount of the 10% Company Contribution under the Deferred Bonus Plan is credited to the applicable Named Executive’s account in the form of shares as described under “Deferred Bonus Plan” on page 17 of this Proxy Statement (“Plan Shares”). The restrictions on the shares of restricted stock granted in 2002 lapse in February, 2007. The restrictions on the shares of restricted stock granted in February 2003 lapse in February, 2008. The restrictions on shares of restricted stock granted to Nelson and Norman Leenhouts in October 2003 vest 20% per year on the anniversary date of the grant. The restrictions on the shares of restricted stock granted in 2004 vest 25% per year on the anniversary date of the grant. The Plan Shares vest on the three-year anniversary of the date they were first credited to the applicable Named Executive’s deferred bonus account. Dividends are paid on the restricted shares as and when dividends are paid on the Common Stock. The equivalent of dividends are paid on the Plan Shares at the time dividends are paid on the Common Stock and are reinvested as described on page 17 of this Proxy Statement. The value of all of the restricted stock (including Plan Shares) listed in this column for the Named Executives as of December 31, 2004 was as follows: Edward Pettinella $1,212,600; Nelson Leenhouts $3,502,120; Norman Leenhouts $3,531,298; David Gardner $437,257; Ann McCormick $369,557; Scott Doyle $206,400; John Smith $146,200.

(3)

All options granted in 2002 were granted under the 2000 Stock Benefit Plan. All options granted in 2003 and 2004 were granted under the 2003 Stock Benefit Plan. All options are exercisable for ten years following grant. Except with respect to options granted to Mr. Pettinella in 2002, all options vest 20% each year for five years. The exercise price for all options granted in 2002 is $34.65 per share. The exercise price for all options granted in 2003 is $36.85 per share. The exercise price for all options granted in 2004 is $38.83 per share. The options granted to Mr. Pettinella 2002 were granted pursuant to his employment agreement and vested 25,000 in August, 2003 and 25,000 in August, 2004.

(4)	Represents contributions made by the Company to the Named Executive’s account under the Company’s retirement savings plan.

(5)

The amount in the restricted stock column represents the value of 2,000 shares of restricted stock granted to Mr. Pettinella in 2002, 13,000 shares granted to him in 2003 and 13,200 shares granted to him in 2004. In addition to the listed compensation, in 2004 Mr. Pettinella received $75,198 in dividends paid on the restricted stock held by him.

(6)

Prior to January 1, 2004, Nelson Leenhouts served as President of the Company. The amount in the restricted stock column includes the Company’s 10% Contribution which was credited to Nelson Leenhouts’ deferred bonus account in the form of 315 and 671 Plan Shares for 2003 and 2004, respectively. For 2002, 2003 and 2004, the restricted stock column also includes the value of 3,000, 80,935 and 10,166 shares, respectively, of restricted stock granted to Mr. Leenhouts in those years. In addition to the listed compensation, in 2004 Mr. Leenhouts received $226,130 in dividends paid on the restricted stock held by him.

(7)

Prior to January 1, 2004, Norman Leenhouts served as Chairman of the Company. The amount in the restricted stock column includes the 10% Company Contribution which was credited to Norman Leenhouts’ deferred bonus account in the form of 613, 307 and 671 Plan Shares, respectively, for 2002, 2003 and 2004. The amount in the restricted stock column for 2002, 2003 and 2004 also includes the value of 3,000, 80,935 and 10,166 shares, respectively, of restricted stock granted to Mr. Leenhouts in those years. In addition to the listed compensation, in 2004 Mr. Leenhouts received $226,130 in dividends paid on the restricted stock held by him.

(8)

Mr. Gardner’s 2003 and 2004 bonuses include $21,311 and $22,517, respectively, which represents 50% of his 2002 bonus that was subject to mandatory deferral plus interest. The amount in the restricted stock column includes the 10% Company Contribution which was credited to Mr. Gardner’s deferred bonus account in the form of 86, 70 and 149 Plan Shares, respectively, for 2002, 2003 and 2004. The amount in the restricted stock column also includes the value of 1,000 shares of restricted stock granted to Mr. Gardner in 2002, 3,000 shares granted to him in 2003 and 6,000 shares granted to him in 2004. In addition to the listed compensation, in 2004 Mr. Gardner received $27,390 in dividends paid on the restricted stock held by him.

(9)

Mrs. McCormick’s 2003 and 2004 bonuses include $21,147 and $22,344, respectively, which represents 50% of her 2002 bonus that was subject to mandatory deferral plus interest. The amount in the restricted stock column includes the 10% Company Contribution which was credited to Mrs. McCormick’s deferred bonus account in the form of 42, 45 and 82 Plan Shares, respectively, for 2002, 2003 and 2004. The amount in the restricted stock column also includes the value of 1,000 shares of restricted stock granted to Mrs. McCormick in 2002, 2,500 shares granted to her in 2003 and 5,000 shares granted to her in 2004. In addition to the listed compensation, in 2004 Mrs. McCormick received $23,655 in dividends paid on the restricted stock held by her.

(10)

Mr. Doyle’s 2003 and 2004 bonuses include $14,552 and $15,375, respectively, which represents 50% of his 2002 bonus that was subject to mandatory deferral plus interest. The amount in the restricted stock column includes the 10% Company Contribution which was credited to Mr. Doyle’s deferred bonus account in the form of 162 Plan Shares for 2004. The amount in the restricted stock column represents the value of 800 shares of restricted stock granted to Mr. Doyle in 2002, 1,000 shares granted to him in 2003 and 3,000 shares granted to him in 2004. In addition to the listed compensation, in 2004 Mr. Doyle received $13,944 in dividends paid on the restricted stock held by him.

(11)

Mr. Smith’s 2003 and 2004 bonuses include $12,720 and $13,440, respectively, which represents 50% of his 2002 bonus that was subject to mandatory deferral plus interest. The amount in the restricted stock column represents the value of 800 shares of restricted stock granted to Mr. Smith in 2002, 1,000 shares granted to him in 2003 and 1,600 shares granted to him in 2004. In addition to the listed compensation, in 2004 Mr. Smith received $10,458 in dividends paid on the restricted stock held by him.

Stock Benefit Plans

        The Company’s 1994 Stock Benefit Plan was adopted by the Company at the time of its initial public offering. As of March 11, 2005, options to purchase 1,542,381 shares have been granted to employees and options to purchase 153,654 shares have been granted to non-employee directors under the 1994 Stock Benefit Plan. Of the options granted under the 1994 Stock Benefit Plan, 105,119 issued to employees and 13,500 issued to non-employee directors were outstanding on March 11, 2005. The Board of Directors has determined that no additional awards will be made under this Plan.

        At the annual stockholders meeting held in 2000, the stockholders approved the Company’s 2000 Stock Benefit Plan. As of March 11, 2005, options to purchase 2,101,220 shares have been granted to employees and options to purchase 163,760 shares have been granted to non-employee directors under the 2000 Stock Benefit Plan. In addition, as of March 11, 2005, 350,202 shares of restricted stock have been issued under the 2000 Stock Benefit Plan to the executive officers and other key employees and 2,700 shares of restricted stock had been issued to the non-employee directors under the 2000 Stock Benefit Plan. Of the awards made under the 2000 Stock Benefit Plan 1,026,954 options and 294,196 shares of restricted stock issued to employees and 121,600 options and 2,700 shares of restricted stock issued to the non-employee directors were outstanding on March 11, 2005. The Board of Directors has determined that no additional awards will be made to the non-employee directors under this Plan. If the Amended and Restated 2003 Stock Benefit Plan is approved by the stockholders (Proposal #2), no additional awards will be made to employees under this plan.

        At the annual stockholders meeting held in 2003, the stockholders approved the Company’s 2003 Stock Benefit Plan. The 2003 Stock Benefit Plan provides up to 1,250,000 shares for issuance of stock options to employees (including the executive officers), 175,000 shares for issuance of stock options to non-employee directors and 25,000 shares for issuance of shares of restricted stock to non-employee directors. As of March 11, 2005, options to purchase 1,173,530 shares have been granted to employees, options to purchase 112,000 shares have been issued to non-employee directors and 11,475 shares of restricted stock have been granted to non-employee directors under the 2003 Stock Benefit Plan. Of the options granted under the 2003 Stock Benefit Plan, 999,600 issued to employees and 112,000 issued to non-employee directors were issued and outstanding as of March 11, 2005. All 11,475 shares of restricted stock granted to non-employee directors under the 2003 Stock Benefit Plan also remain issued and outstanding as of March 11, 2005.

        Options and restricted stock that have been issued and that are subsequently terminated, cancelled or surrendered without being exercised are available for future grant under the 2000 and 2003 Stock Benefit Plans. Taking those shares in account, as of March 11, 2005, 627,431 shares are available for issuance of all types of awards to employees 231,330 are available only for issuance of incentive and non-statutory stock options to employees, and 130,271 shares are available only for issuance of non-statutory stock options to employees. In addition 63,000 shares are available for issuance of stock options to non-employee directors and 13,525 shares are available for issuance of restricted stock to non-employee directors.

        As of March 11, 2005 and with respect to all three of the Company’s Stock Benefit Plans, the aggregate of the shares of Common Stock subject to outstanding option grants, the shares of restricted stock outstanding and the shares still available for issuance of awards equals 7.8% of the aggregate of the Company’s outstanding Common Stock and other equity that is convertible into Common Stock on an as-converted basis (the “Outstanding Equity”).

        The Board of Directors is recommending that the stockholders approve the Amended and Restated 2003 Stock Benefit Plan to provide for up to 2,500,000 (an increase of 1,250,000 shares) and 110,000 (an increase of 110,000 shares) shares for issuance of stock options and restricted stock, respectively, to employees (including the executive officers) and up to 220,000 (an increase of 45,000 shares) and 29,475 (an increase of 4,475 shares) shares for issuance of stock options and restricted stock, respectively, to non-employee directors. If the Amended and Restated Stock Benefit Plan is approved by the stockholders, the aggregate of the shares of Common Stock subject to outstanding options, shares of restricted stock outstanding and shares available for issuance of awards would equal 9.1% of the Outstanding Equity.

Option Grants in Fiscal Year 2004

        The following table sets forth certain information relating to options granted to the Named Executives during the fiscal year ended December 31, 2004. These options were granted under the 2003 Stock Benefit Plan. The columns labeled “Potential Realizable Value” are based on hypothetical 5% and 10% growth assumptions in accordance with the rules of the SEC. The Company cannot predict the actual growth rate of the Common Stock.

                                                 Option Grants in Last Fiscal Year (1)
                                                       Individual Grants

                                             Percent of
                              Number of     Total Options                               Potential Realizable Value
                                Shares       Granted to                                 at Assumed Annual Rates of
                              Underlying    Employees in    Exercise or                  Stock Price Appreciation
                               Options         Fiscal        Base Price   Expiration          for Option Term
             Name              Granted          Year        ($/sh.) (2)      Date           5%             10%

   Edward J. Pettinella         55,000          9.1%           $38.83      8/3/2014       $1,343,099      $3,403,676
   Nelson B. Leenhouts          33,330          5.5%           $38.83      8/3/2014         $813,918      $2,062,628
   Norman P. Leenhouts          33,330          5.5%           $38.83      8/3/2014         $813,918      $2,062,628
   David P. Gardner             15,000          2.5%           $38.83      8/3/2014         $366,300        $928,275
   Ann M. McCormick             15,000          2.5%           $38.83      8/3/2014         $366,300        $928,275
   Scott A. Doyle               12,500          2.1%           $38.83      8/3/2014         $305,250        $773,563
   John E. Smith                10,000          1.6%           $38.83      8/3/2014         $244,200        $618,850

(1)   Stock appreciation rights were not granted in 2004.

(2)   The exercise price was the closing price of a share of the Company's Common Stock on the New York Stock Exchange on the date of grant, August 3, 2004.

Option Exercises and Year-End Option Values

        The following table sets forth the value of options held as of December 31, 2004 by the Company’s Named Executives.

                                          Aggregated Option Exercises in Last Fiscal Year and
                                                   Fiscal Year-End Option Values (1)

                            Number of
                              Shares                               Number of Shares              Value of Unexercised
                             Acquired                           Underlying Unexercised          in-the-Money Options at
                                On             Value          Options at Fiscal Year End          Fiscal Year End (2)
          Name               Exercise        Realized         Exercisable    Unexercisable   Exercisable     Unexercisable

Edward J. Pettinella                  0                 $0        210,000           95,000      $2,720,500         $475,350
Nelson B. Leenhouts             129,154         $1,586,942         33,686          133,330        $287,015       $1,008,736
Norman P. Leenhouts             131,372         $1,587,846         30,000          133,330        $228,500       $1,008,736
David P. Gardner                  7,174           $125,339         42,100           45,000        $519,788         $323,475
Ann M. McCormick                  7,123           $124,481         42,600           45,000        $527,725         $323,475
Scott A. Doyle                      200             $3,315         28,500           32,500        $351,363         $226,075
John E. Smith                         0                 $0         23,000           29,000        $283,050         $204,025

(1)   Stock appreciation rights were not granted in 2004.

(2)   Based on the closing  price of a share of the Company's Common Stock on the New York Stock Exchange on December 31, 2004 of
      $43.00 less the per share exercise price of the options.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth the number of securities issued and outstanding under the Company’s equity compensation plans, as of December 31, 2004, as well as the weighted average exercise price of outstanding options.

                                                                                                   Number of
                                                                                                   Securities
                                       Number of Securities to        Weighted Average             Remaining
                                       be Issued Upon Exercise        Exercise Price of       Available for Future
           Plan Category               of Outstanding Options        Outstanding Options            Issuance

Options:
Equity compensation plans
approved by security holders                   2,144,735                      $34.63                914,405(1) (4)

Equity compensation plans not
approved by security holders                     308,981                      $32.83                130,271(2) (4)

Total Options                                  2,453,716                      $34.41              1,044,676(4)

Restricted Stock Awards:
Equity compensation plans
approved by security holders                     215,228                                             21,400(3)

Equity compensation plans not
approved by security holders                      52,700                                                  0

Total Restricted Stock Awards                    267,928                                             21,400(3)

(1)     As of December 31, 2004, consists of 645,395 shares available for issuance of grants to employees under the 2000 Stock Benefit Plan, including but not limited to, grants of restricted stock, 206,010 shares available for issuance of stock options to employees under the 2003 Stock Benefit Plan and 63,000 shares available for issuance of stock options to non-employee directors under the 2003 Stock Benefit Plan.

(2)     In August 2001, the Board of Directors amended the 2000 Stock Benefit Plan to increase by 500,000 the number of shares available thereunder for issuance of non-statutory stock options to employees. These remaining shares may only be used for that purpose.

(3)     The 21,400 shares were available on December 31, 2004 for issuance of restricted stock to the non-employee directors pursuant to the 2003 Stock Benefit Plan. In addition, as noted in footnote (1), 645,395 shares were available as of December 31, 2004 for issuance of grants to employees under the 2000 Stock Benefit Plan, including but not limited to, grants of restricted stock.

(4)     If the stockholders approve the proposed Amended and Restated 2003 Stock Benefit Plan, the Board of Directors has determined that no additional awards will be made under the 2000 Stock Benefit Plan.

Employment Agreements

        Edward Pettinella entered into an employment agreement with the Company for a term that commenced on January 1, 2004 and terminates on December 31, 2006. The agreement provides for the employment of Mr. Pettinella during that term as the President and Chief Executive Officer of the Company. Pursuant to the agreement, his base salary for 2004 was $475,000 and the factor to be applied to his salary for purposes of determining his bonus pool under the Company’s Incentive Compensation Plan was 12%. The agreement also provides that the base salary to be paid to Mr. Pettinella for 2005 and 2006 is to be determined in the discretion of the Compensation Committee, but shall not be less than $475,000. Similarly, the agreement does not provide for any set incentive compensation payment in any year, but provides that so long as the structure of the Incentive Compensation Plan does not change significantly, the bonus factor applied to Mr. Pettinella’s salary to determine his bonus shall not be less than 12%. Options and restricted stock awards to be made to Mr. Pettinella during the term of the agreement are not specified but are rather to be made in the discretion of the Compensation Committee.

        The employment agreement also provides that, if employment is terminated by the Company without cause or by Mr. Pettinella for good reason, Mr. Pettinella is entitled to receive an amount equal to two times his base salary and incentive compensation for the year preceding the termination plus, in the year following termination, the amount of incentive compensation that he would have earned if he had been an employee on December 31 of the year of termination. In such event, Mr. Pettinella would also be paid an amount to compensate him for the loss of future awards of stock options and restricted stock. In addition, all options previously granted to him would vest and the restrictions would lapse on all restricted stock held by Mr. Pettinella. Pursuant to the employment agreement, Mr. Pettinella is subject to a covenant not to compete until January 1, 2007 unless he is terminated by the Company for cause or if he resigns without good reason, in which event the covenant applies for two years after termination.

        In the event of a change of control, Mr. Pettinella is entitled to receive the benefits provided under the Executive Retention Plan (described on page 18 of this Proxy Statement) except he would receive three times his base salary and bonus instead of two times as provided to other beneficiaries of that plan.

        In October, 2003, Nelson and Norman Leenhouts entered into employment agreements with the Company providing for a three-year term expiring on December 31, 2006. Under the employment agreements, the Leenhoutses agree to serve as Senior Advisors as well as Co-Chairs of the Board (provided they continue to be elected by the stockholders as directors of the Company). These employment agreements reflect the gradual reduction of the Leenhoutses’ obligations to act as Senior Advisors to the Company with the portion of their business time to be spent on those obligations reducing from a maximum of two-thirds in 2004, to one-half in 2005, to one-third in 2006. Their base salary is also proportionately reduced under the employment agreements from $300,000 in 2004, to $225,000 in 2005 to $150,000 in 2006. They remain entitled to receive incentive compensation at their pre-retirement bonus level factor of 12% but since the Company’s Incentive Bonus Plan provides that the bonus paid is calculated based on base salary, if the total bonus payout remained the same, the bonus to be paid to the Leenhoutses will be proportionately reduced as well.

        Pursuant to their employment agreements, each of the Leenhoutses was granted 64,935 shares of restricted stock in October 2003 in consideration for both past and future services to the Company. The restrictions on those shares lapse in equal amounts over the five years following the execution of the employment agreements. The agreements also provide for minimum option and restricted stock grants to the Leenhoutses. The minimum amount of options to be granted to each of the Leenhoutses is 33,330 in 2004, 25,000 in 2005 and 16,665 in 2006. The minimum number of shares of restricted stock to be granted to each is 6,666 in 2004, 5,000 in 2005 and 3,333 in 2006.

        The employment agreements also provide that if employment is terminated by the Company without cause, or by the Leenhoutses for good reason at any time, each of the Leenhouts is entitled to receive an amount equal to twice his base salary and incentive compensation for the year preceding termination plus, in the year following termination, the amount of incentive compensation that he would have earned if he had been an employee on December 31 of the year of termination. In such event, the Leenhoutses would also receive the minimum number of restricted shares yet to be issued under the employment agreements as well as the value of the options not yet granted. In addition, all options previously granted to them would vest and the restrictions would lapse on all restricted stock held by them. Pursuant to their employment agreements, each of Norman and Nelson Leenhouts are subject to a covenant not to compete with the Company during the term of the agreements and, if either is terminated by the Company for cause or resigns without good reason, for two years thereafter.

Incentive Compensation Plan

        Under the Company’s Incentive Compensation Plan as in effect for 2004, eligible officers and key employees could earn a cash bonus based on the Company’s Funds from Operations (“FFO”) per share/unit (computed on a diluted basis). The number of bonus units to be awarded was based on the Company’s FFO performance for a calendar year period as compared to the performance of its peer group for that same period. For 2004, 7.61 bonus units were awarded.

        For 2005, the Committee recommended and the full Board approved a change in the metrics used to calculate the number of the bonus units to be awarded. The calculation will be based on two metrics: (1) year over year growth in the Company’s FFO per share/unit (computed on a diluted basis); and (2) percentage of growth in the Company’s same store net operating income (“NOI”) from the prior year as compared to its peer group performance for the same period. Certain no-recurring items will be removed from published FFO results for purposes of making the bonus calculation. In calculating the bonus units for 2005, the FFO component will receive 75% weighting and the NOI component will receive 25% weighting.

        In the event the Company experiences financial performance in either of the metrics below the established floor or above the established ceiling, the Compensation Committee has complete discretion in determining bonus unit award levels that it will recommend for the Board’s approval.

        To calculate the actual bonus amount payable to each participant, the number of bonus units is multiplied by a factor that is assigned to each participant. That product is then multiplied by each participant’s salary to calculate the bonus payable to them. In 2004, the factors assigned to participants ranged from 1% to 12%, with the factor assigned to Edward Pettinella and Nelson and Norman Leenhouts set at 12% and the factor applied to the other Named Executives ranging from 6% to 8%. For 2005, the factor assigned to Mr. Pettinella has been increased to 13% and the factor assigned to the Named Executives will be either 7% or 8%, except that the bonus factor applied to the Leenhoutses remains at 12% pursuant to their employment agreements.

        The entire amount of the bonus otherwise payable to the Chief Executive Officer is payable in the discretion of the Compensation Committee and 50% of the bonus otherwise payable to other participants is payable in the discretion of senior management.

        Incentive Plan participants in the 1% and 2% bonus categories are limited to bonuses equal to 10% and 20%, respectively, of their salaries. There is no limit for participants in the 3% bonus category and above, except there is a deferral component if the number of bonus units awarded exceeds eight bonus units. Prior to 2004, the ceiling for the deferral component was five bonus units. In 2005, the Board of Directors elected to increase the ceiling to eight bonus units, retroactive to 2004. This change was made in recognition of the higher level of scrutiny placed on financial results and reporting as a result of the Sarbanes-Oxley Act of 2002. Beginning in 2005, the deferred amount plus interest at 6% will be paid out in the following year, provided the Company pays a bonus under the Incentive Compensation Plan in that year. Prior to 2005, the deferred amount was paid out at the rate of 50% in each of the following two years.

Director, Officer and Employee Stock Purchase and Loan Program

        The Company made various loans to its officers and directors pursuant to its Director, Officer and Employee Stock Purchase and Loan Program, which the Board approved in 1996 (the “Stock Purchase Program”). The loans were used by the recipients to purchase the Company’s Common Stock. The Stock Purchase Program, which was approved by the stockholders at the 1998 annual meeting, provided that the Company could loan approximately 50% of the purchase price to the non-employee directors and arrange for loans from a commercial bank for the balance. The Company could loan other participating employee directors and officers 100% of the purchase price. All dividends from the shares issued under the Stock Purchase Program were applied toward interest and principal payments on the Company or commercial bank loans. The loans were fully recourse to the participants and there was no provision for debt forgiveness. Seven of the non-employee directors and thirty of the Company’s current or former officers, including the employee directors, previously participated in some or all of the various phases of the Stock Purchase Program. In total, 690,864 shares of the Company’s Common Stock were purchased by participants in the Stock Purchase Program and a total of $11,734,837 was loaned by the Company to participants. Interest rates on the loans range from 6.7% to 7.13%.

        In August 2002, the Board of Directors adopted a policy that no new loans and no material modifications to existing loans could be made under the Stock Purchase Program. In 2004, the last remaining loan was paid off.

Deferred Bonus Plan

        Eligible employees can elect to defer up to 100% of their bonus under the Incentive Compensation Plan for three, five or ten years. The Company matches 10% of the amount deferred, which amount vests after three years. A “phantom” stock account is established for both amounts. Each deferral and Company contribution is reflected by crediting those accounts with the number of shares of the Company’s Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock’s fair market value as of the day when the bonus would otherwise have been paid. The equivalent of dividends on those shares is also credited to the accounts at the time dividends are paid on the Company’s Common Stock. Shares that could be purchased with the hypothetical dividends are credited to accounts at the same price that shares are purchased for participants under the dividend reinvestment feature of the Company’s DRIP. Payments out of deferred accounts, upon vesting or otherwise, are made by issuance of Common Stock, except in the event of payment by reason of a change in control in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee.

        This plan was adopted in 1998 and has not been submitted to the stockholders for approval. It provides for the issuance of 100,000 shares. As of December 31, 2004, 49,688 shares have been issued or reserved for issuance under this plan.

        Under the Deferred Bonus Plan, the Named Officers collectively deferred approximately $700,000 of their 2004 bonuses.

Executive Retention Plan

        The Company’s Executive Retention Plan provides for severance benefits and other compensation to be received by certain employees, including the executive officers, in the event of a change of control of the Company and a subsequent termination of their employment by the employer without cause or by the employee for good reason at any time following the change of control and for any reason for a thirty day window following the one year anniversary of the change of control. Under this Plan, the executive officers, in the event of a termination covered by the Plan, would receive a lump sum payment equal to two times their current base salary, two times their last paid bonus under the Incentive Compensation Plan plus a “gross-up” amount necessary to pay any excise tax due on the payment. In addition, all accrued or deferred bonuses under the Incentive Compensation Plan would be paid, all stock options granted under the 1994 Stock Benefit Plan and the 2000 Stock Benefit Plan would vest and the restrictions on all restricted stock granted under the 2000 Stock Benefit Plan would lapse automatically. By its terms, the 2003 Stock Benefit Plan provides that stock options vest and restrictions on restricted stock lapse upon a change of control.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During the fiscal year 2004, the Compensation Committee was comprised of William Balderston, III, Roger Kober and Clifford W. Smith, Jr. Burton S. August, Sr. was also a member of this Committee until May, 2004, when he retired from the Board of Directors. None of the above individuals has ever been an officer of the Company or any of its subsidiaries.

Compensation Committee Report on Executive Compensation

        The Compensation Committee administers the Company’s executive compensation program, as well as broad based compensation plans for the Company’s other officers and employees. In this regard, the role of the Committee is to oversee all compensation plans and policies and to administer the Company’s stock option plans (including reviewing and approving stock option grants and other awards to executive officers). On an ongoing basis, the Committee also reviews and approves the Company’s goals and objectives relevant to compensation of the executive officers and considers the structure of the Company’s compensation program as it applies to all employees. When appropriate, the Committee recommends to the full Board changes to the executive and the general compensation plans. In addition, on an annual basis, the Committee also makes specific annual compensation recommendations to the Board relating to the Company’s Chief Executive Officer and approves the setting of the compensation levels for the other executive officers.

        The Compensation Committee consists solely of independent directors. The Committee meets on at least a quarterly basis and more often as appropriate. The Committee Chair reports on Committee actions and recommendations at Board meetings. The Committee’s Charter reflects the various responsibilities of the Committee and the Board periodically reviews and revises the Committee’s Charter.

        The Company’s human resources team supports the Committee and its work and, in some cases, acts pursuant to delegated authority to fulfill various functions in administering the Company’s compensation programs. In addition, the Committee has the authority to engage the services of outside advisors and experts to assist the Committee.

        Compensation Philosophy. The Company’s compensation philosophy is designed to support its key objective of creating long-term value for its stockholders. The Committee continues to believe that the success of the Company in achieving that objective is, in large part, attributable to the performance and dedication of its employees and, in particular, to the leadership efforts of its executive officers. The Committee also continues to believe that it is important that the interests of its executives and other employees are aligned closely with the interests of the Company’s stockholders. Within this overall philosophy, the Committee’s goals for the Company’s compensation program continue to be to: (i) attract and retain highly capable employees; (ii) link compensation to the operating and financial performance of the Company; and (iii) provide appropriate incentives to motivate employees to maximize the long-term going-concern value of the Company.

        Components of Compensation. The Company’s executive compensation program consists of three components: base salary, annual incentive compensation in the form of a bonus under the Incentive Compensation Plan, and awards of restricted stock and stock options under the Company’s stock benefit plans. It is the Committee’s practice to provide a balanced mix of cash and equity based compensation that the Committee believes appropriate to align the short and long-term interests of the Company’s executives with that of its stockholders and to encourage executives to act as equity owners of the Company. When the Committee considers any component of the Chief Executive Officer’s and the other executive officers’ compensation, the aggregate amounts and mix of all components, including accumulated option and restricted stock gains, are taken into consideration.

        As part of its consideration as to the appropriateness of the executive officers’ compensation, the Committee reviews market data for executives in comparably sized companies in the services industry. The primary benchmark used by the Committee is, however, its fifteen member peer group in the apartment REIT industry. This is the same peer group that is used to calculate the bonus payable pursuant to the Company’s Incentive Compensation Plan. Compensation data from the peer group is taken from their most recently available proxy statements. These proxy statements typically contain compensation information that is over one year old. The Committee takes the age of this information into consideration when setting compensation levels.

        Base Salary. The Committee evaluates cash compensation in a two-step process. At the last Committee meeting of each year, the Chief Executive Officer proposes compensation for his management team for the next year. This proposal is then reviewed and analyzed in the context of all of the components of the compensation. Members of the Committee then have time between meetings to ask for additional information and to raise and discuss further questions. The discussion with respect to appropriate levels of cash compensation continues at the first Committee meeting held in the following year, typically in February. An adjustment level for the executive officers as a group, other than the Chief Executive Officer, is approved by the Committee. At an executive session of the Committee, a vote is then taken on the Chief Executive Officer’s compensation and a recommendation is made to the full Board for approval.

        The Committee’s philosophy with respect to setting base salary is generally to compensate executive officers with reasonable current income on a competitive basis. The base salaries of all of the executive officers were increased in 2004 in recognition of their increased responsibilities due the retirement of the Company’s co-founders, Norman and Nelson Leenhouts. Mr. Pettinella’s promotional increase to $475,000 represented a 19% increase. The other executive officers received increases for 2004 averaging 13%. The Leenhoutses were each paid $300,000 in 2004 pursuant to their employment agreements. Also, pursuant to their employment agreements, the Leenhoutses time commitment and compensation further reduced in 2005 to 50% of their pre-retirement levels. As a result, their base salary for 2005 was set under the agreements at $225,000. The Committee reviewed peer market data for 2005 for the Chief Executive Officer and the other executives. That review suggested that more of Mr. Pettinella’s total compensation should be in the form of incentive compensation. The Committee therefore recommended and the Board agreed to increase Mr. Pettinella’s base salary by 5.3% to $500,000 and to increase his potential incentive compensation as described later in this report. The other executive officers received increases averaging 7.4%, effective January 1, 2005.

        Incentive Compensation. The Incentive Compensation Plan is designed to motivate employees to maximize the Company’s annual operating and financial performance. The Incentive Compensation Plan is described in more detail on pages 16 and 17 of this Proxy Statement. In 2004, the Committee decided to review the Incentive Compensation Plan to affirm that it was providing the appropriate level and type of motivation. The Committee selected and engaged an independent consultant to assist it with this project. The resulting changes recommended by the Committee and approved by the Board are described on pages 16 and 17 of this Proxy Statement. The Committee believes that the new bonus formula, which is predicated on two metrics rather than one, will produce more consistent, predictable payouts that will enhance motivation. In addition, a review of the peer group plans suggested that most of them use at least two metrics in their bonus calculations. The revised plan continues to place emphasis on FFO because the Committee believes FFO to be the metric that best captures the performance of the Company. The peer group FFO comparison in the prior formula was eliminated because it resulted in excessive volatility in the bonus calculation. Same store NOI was selected as a metric because it is considered by the Committee to be an important driver of real estate property values and thus stockholder value. The Company’s same store NOI metric will be compared against our industry peers. The deferral ceiling was increased from five to eight units and the deferral payback was accelerated from two years to one year because it was the Committee’s determination that the enhanced scrutiny caused by the Sarbanes-Oxley Act of 2002 made any financial manipulation by management in order to increase the bonus very unlikely. The Committee also noted that their original concerns about financial manipulation had not materialized even before the implementation of Sarbanes-Oxley.

        It is the Committee’s philosophy that the proportion of an individual’s total compensation that varies with individual and Company performance should increase as the individual’s business responsibilities increase. While most participants in the Incentive Compensation Plan have factors of 3% or less assigned to them, for 2004 Mr. Pettinella’s bonus factor was 12% and the bonus factor for the other executive officers ranged from 5% to 8%. As noted earlier in this report, a review of the peer group data suggested that the incentive component of Mr. Pettinella’s total compensation was low. For 2005, his bonus factor was therefore increased to 13%. The bonus factor applied to the other executive officers in 2005 will continue to range from 5% to 8%.

        The Committee also determines and recommends to the Board what portion of the bonus otherwise earned should be paid to the Chief Executive Officer. In making its determination as to what portion of the 2004 bonus (payable in 2005) should be paid to Mr. Pettinella, the Committee considered the Company’s performance during Mr. Pettinella’s first year as Chief Executive Officer. That performance included the Company being the apartment REIT leader in same store NOI growth, the share price hitting a record high of $43.86 per share and a total return to stockholder of 12.6%. In addition, the Committee considered the successful completion of certain of Mr. Pettinella’s initiatives, including the sale of the Company’s affordable portfolio and the implementation of several initiatives to optimize the Company’s operating performance. The Committee recommended and the Board approved payment to Mr. Pettinella of 100% of his 2004 bonus. The Chief Executive Officer, with input from other members of senior management, determines what portion of their bonus should be paid to the other executive officers (50% is discretionary). Consideration is given to the achievement of individual initiatives as well as to the overall performance of the Company. Each of the executive officers received 100% of their 2004 bonus.

        Stock Compensation. The purpose of equity compensation grants is to provide employees an incentive to maximize their efforts to promote the Company’s long-term going concern value and thereby advance the interests of the Company’s stockholders. To encourage employees to seek long-term appreciation in the value of the Company’s common stock, stock options granted to employees have not been immediately exercisable, but vest over five years. In addition, with respect to options issued in 2002 and later, executive officers of the Company may not receive cash upon an option exercise and must retain for a period of not less than one year ownership of no less than the same number of shares as the officer received in an option exercise.

        In 2004, the Compensation Committee again reviewed the stock compensation of the Chief Executive Officer and the other executive officers in light of the other elements of their compensation, their overall equity interest in the Company’s business and the comparison to the peer group. This review caused the Committee to conclude that existing grants to executives and other key employees of the Company were lower than the grants at peer companies. The Committee also considered that restricted stock grants provide the motivational advantages of stock appreciation and, since recipients of restricted stock begin receiving dividends immediately, they are also motivated to work toward further dividend increases.

        As a result, in February 2004, the Committee recommended and the Board of Directors approved the issuance of approximately 48,000 shares of restricted stock to executive officers and key employees under the 2000 Stock Benefit Plan. This number does not include the shares of restricted stock that the Company was contractually obligated to issue to Nelson and Norman Leenhouts pursuant to their employment agreement. Mr. Pettinella received 13,200 shares of restricted stock in 2004. Nelson and Norman Leenhouts each received 3,500 shares of restricted stock, in addition to the 6,666 shares already provided for under their employment agreements. The executive officers received various numbers of shares of restricted stock ranging from 1,000 to 6,000 shares. The Committee’s 2004 review also demonstrated that it was more typical for restrictions to lapse over four years rather than at the end of five years as had been the case with restricted stock previously issued. The restricted stock issued in 2004 therefore provides for restrictions to lapse over four years.

        In addition, in August 2004, the Compensation Committee recommended and the Board of Directors approved the issuance of up to 628,000 additional options to purchase Common Stock to certain officers and employees of the Company at an option price equal to the closing price on the New York Stock Exchange for a share of the Company’s Common Stock on the date of the grant. Edward Pettinella received 55,000 additional options. Each of Nelson and Norman Leenhouts received 33,330 additional options pursuant to the provisions of their employment agreements. The other executive officers received options granted ranging from 5,000 to 15,000 shares. These options vest 20% per year and expire in ten years.

        Following its annual review of updated peer group data in February 2005, the Committee recommended and the Board of Directors approved the issuance of 39,000 shares of restricted stock to executive officers and key employees under the 2000 Stock Benefit Plan. This does not include the shares of stock that the Company is contractually obligated to issue to Nelson and Norman Leenhouts pursuant to their employment agreements. In February 2005, Mr. Pettinella was granted 10,000 shares of restricted stock and the executive officers received grants ranging from 1,200 to 5,500 shares. This reduced level of grants for 2004 reflected the Committee’s comfort that the prior levels of granting had brought the restricted stock component of the executives’ total compensation and the executives’ equity stake in the Company to a level where somewhat reduced grants are now appropriate.

        Later in 2005, the Committee expects to recommend for Board approval the issuance of options to purchase common stock to certain officers, including the Chief Executive Officer and the other executive officers, and employees of the Company. The Committee has traditionally made this recommendation at the Board’s quarterly meeting held in August of each year. For 2005, the Committee plans to review and recommend stock option issuances at its May meeting. It also expects for 2006 and beyond to make its recommendation with respect to both restricted stock and option grants at the May Board meetings. This will enable the Committee to review more recent peer group data for this component of compensation because the peer group proxy statements for the prior year will be available.

        Chief Executive Officer Compensation. The Committee considers and develops recommendations to the full Board on matters pertaining to the compensation of Edward J. Pettinella substantially in conformity with the policies described above for all other executive officers of the Company. For 2004, Mr. Pettinella’s base salary and bonus factor were set by the terms of his employment agreement, which was entered into in May, 2004 and expires on December 31, 2006. The Board meets in executive session to approve compensation levels for the Chief Executive Officer in the context of a review of his performance and the performance of the Company. For 2005, the performance review included consideration of a written evaluation of Mr. Pettinella’s performance completed by each member of the Board of Directors, as well as each of the executive officers.

        Section 162(m). As a real estate investment trust, the Company does not pay tax at the corporate level and thus the limit on deductibility under Section 162(m) of the Internal Revenue Code and related regulations does not impact the Company. Nevertheless, it is the Committee’s present intention to use the requirements of Section 162(m) as a guide in its compensation related decisions, except where the best interests of the Company and its stockholders dictate otherwise.

         Submitted by the Compensation Committee,
         Clifford W. Smith, Jr., Chair
         William Balderston, III
         Roger W. Kober

Performance Graph

        The following graph compares the cumulative return on the Company’s Common Stock during the five year period ended December 31, 2004 to the cumulative return of the NAREIT All Equity REIT Index and the Standard and Poor’s 500 Index for the same period. The total return assumes that dividends were reinvested quarterly at the same discounted price as provided under the Company’s DRIP and is based on a $100 investment on December 31, 1999. Stockholders should note that past performance does not predict future results.

                          12/31/1999   12/31/2000    12/31/2001    12/31/2002   12/31/2003      12/31/04
          HME                $100.00      $110.32       $135.11       $158.46      $199.07       $225.59
          NAREIT             $100.00      $126.37       $143.97       $149.47      $204.98       $269.70
          S&P 500            $100.00      $ 90.90       $ 80.09       $ 62.39      $ 80.29       $ 89.02

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company is composed entirely of independent directors as required by applicable securities laws and the current listing standards of the New York Stock Exchange. Its members are identified at the end of this report. The Audit Committee operates under a written charter adopted by the Committee and the Board. A copy of the charter is available on the Company’s website at www.homeproperties.com under the heading “Investment Information/Investor Overview.”

        As described more fully in its Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Among other matters, the Audit Committee is responsible for the selection of the Company’s independent registered public accounting firm.

        The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an integrated audit on the Company’s consolidated financial statements as well as on Management’s Report on Internal Control over Financial Reporting in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee, in carrying out its role, relies on the Company’s senior management and its independent public accountants.

        During 2004, the Committee met nine times. The Committee’s meetings include, no less frequently than quarterly, executive sessions with the Company’s independent registered public accounting firm without the presence of the Company’s management and executive sessions with the Company’s management without the presence of the Company’s independent registered public accounting firm. The Committee also meets with the director of the Company’s internal audit department without the presence of the Company’s management.

        As part of its oversight responsibility, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm, all annual and quarterly financial statements prior to their issuance. Management advised the Committee that each set of the Company’s financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Committee. In addition, the Committee continued to monitor the scope and adequacy of the Company’s internal audit program.

        The Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Company’s independent registered public accounting firm provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees). The Committee discussed with the independent registered public accounting firm their independence from management and the Company.

        All audit and non-audit services provided by PricewaterhouseCoopers LLP and the fees paid by the Company with respect to such services have been reviewed and pre-approved by the Audit Committee, which has also considered whether the provision of any non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

         Submitted by the Audit Committee,
         Paul L. Smith, Chair
         Alan L. Gosule
         Leonard F. Helbig, III
         Roger W. Kober
         Thomas S.Summer

Principal Accounting Fees and Services

        The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Committee pre-approves on an annual basis the provision of certain audit, audit related and tax services specifically described to the Committee. Any additional engagements require separate pre-approval. As permitted by the SEC’s rules, the Audit Committee has authorized its Chair, Paul Smith, to approve any additional non-audit services to be provided by the independent registered public accounting firm , provided that such service is permitted under applicable regulations and reported to the full Audit Committee at its next meeting.

        All of the services described below for 2004 were pre-approved by the Audit Committee. The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintenance of the firm’s independence in the conduct of its audit function and determined that such service was compatible with the maintenance of independence.

        Aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2004 and 2003, were:

                                              2004                2003
              Audit fees (1)               $1,689,000           $428,000
              Tax fees (2)                    220,000            157,000
              All other fees (3)                3,000                  0
              Total fees                   $1,912,000           $585,000

    (1)         Audit fees consisted of professional services rendered for the audits of the consolidated financial statements of the Company, assurance and related services related to SEC Regulation S-X Rule 3-14 audits performed in connection with property acquisitions, issuance of comfort letters, consents, assistance with review of documents filed with the SEC and, for 2004, an audit on Management’s Report on Internal Controls over Financial Reporting.

    (2)         Tax fees consisted of services related to preparation of tax returns and claims for refunds ($142,000 for 2004) and tax planning and tax advice ($78,000 for 2004).

    (3)         All other fees consisted of license fees for research software.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Ownership of Management

        The following table sets forth information as of March 11, 2005 regarding the beneficial ownership of shares of Common Stock by: (i) Nominees and Named Executives of the Company; and (ii) Nominees and executive officers of the Company as a group. The table also includes information relating to the number and percentage of shares of Common Stock and limited partnership units (“Units”) in Home Properties, L.P. (the “Operating Partnership”) beneficially owned by the persons included in (i) and (ii) above (such Units are exchangeable into shares of Common Stock, or cash at the election of the Company). In preparing this table, the Company has relied on information supplied by its officers and directors, and upon information contained in filings with the SEC.

                                   Amount of                               Amount of
                                   Shares and                           Shares/Units and
                                   Nature of         Percentage of         Nature of
                                   Beneficial            Shares           Beneficial          Percentage of
   Name of Beneficial Owner        Ownership (1)     Outstanding (1)       Ownership (2)      Shares/Units (2)

Edward J. Pettinella (3)             348,204             1.11%              348,204               1.11%

Nelson B. Leenhouts (4)              120,682               *                349,906 (6)           1.11%

Norman P. Leenhouts (5)              126,791               *                356,263 (6)           1.13%

William Balderston, III (7)           32,732               *                 32,732               *

Josh E. Fidler  (8)                      875               *                517,982               1.64%

Alan L. Gosule (9)                    29,849               *                 29,849               *

Leonard F. Helbig, III (10)           65,949               *                 65,949               *

Roger W. Kober (11)                   38,876               *                 38,876               *

Clifford W. Smith, Jr.  (12)          48,046               *                 48,046               *

Paul L. Smith (13)                    26,157               *                 26,157               *

Thomas S. Summer (14)                    875               *                    875               *

Amy L. Tait (15)                     140,653               *                154,466               *

David P. Gardner (16)                 97,198               *                100,704               *

Ann M. McCormick (17)                 92,422               *                 94,724               *

Scott A. Doyle (18)                   43,434               *                 43,434               *

John E. Smith (19)                    33,022               *                 33,022               *

All executive officers and
directors as a group  (19          1,355,468 (20)      4.20% (21)         2,350,892               7.12% (22)
persons)
__________
*   Less than 1%
(1)

Assumes that all currently exercisable options or options exercisable within 60 days (“Currently Exercisable Options”) issued to the person have been exercised and that restrictions on all restricted stock issued to the person have lapsed. The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised and that none of the restrictions on restricted stock issued to any other person have lapsed.

(2)

Same assumptions as footnote (1) plus assumes that Units in the Operating Partnership issued to the person have been exchanged for shares of Common Stock (on a one-for-one basis) and that for purposes of calculating the percentage the total number of shares assumes that none of the Units issued to any other person have been exchanged for shares of Common Stock.

(3)	Includes 210,000 shares which may be acquired upon the exercise of Currently Exercisable Options and 36,900 shares of restricted stock.

(4)	Includes 33,686 shares which may be acquired upon the exercise of Currently Exercisable Options and 83,573 shares of restricted stock

(5)

Includes 30,000 shares which may be acquired upon the exercise of Currently Exercisable Options, 700 shares in custodial accounts for the benefit of Mr. Leenhouts’ grandchildren (as to which he disclaims beneficial ownership) and 83,573 shares of restricted stock.

(6)

Includes Units owned by Home Leasing and Leenhouts Ventures. Norman Leenhouts and Nelson Leenhouts are each directors, officers and 50% stockholders of Home Leasing and each owns 50% of Leenhouts Ventures. Also includes 50,000 Units owned by the respective spouses of each of Norman and Nelson Leenhouts as to which they disclaim beneficial ownership.

(7)	Includes 11,200 shares which may be acquired upon the exercise of Currently Exercisable Options and 1,575 shares of restricted stock.

(8)

Consists of 875 shares of restricted stock. The Shares/Units owned include 101,126 Units held by Mr. Fidler’s wife as to which he disclaims beneficial ownership and 343,442 Units owned by Morton J. Macks Family Limited Partnership (the “FLP”). Mr. Fidler is the president of the corporate general partner of the FLP and has the authority in this capacity to buy and sell securities on behalf of the FLP. Mr. Fidler’s proportionate interest in the FLP is 687 Units. He disclaims beneficial ownership of the balance of the Units owed by FLP.

(9)	Includes 25,620 shares which may be acquired upon the exercise of Currently Exercisable Options and 300 shares of restricted stock.

(10)

Includes 25,620 shares which may be acquired upon the exercise of Currently Exercisable Options. Mr. Helbig is also the holder of 1,850 shares of the Company’s Series F Cumulative Redeemable Preferred Stock.

(11)	Includes 25,620 shares which may be acquired upon the exercise of Currently Exercisable Options.

(12)

Includes 11,200 shares which may be acquired upon the exercise of Currently Exercisable Options. Also includes 1,400 shares owned by Mr. Smith’s spouse as custodian for their minor children and 700 shares held in a trust for the benefit of one of Mr. Smith’s minor children as to which he disclaims beneficial ownership.

(13)	Includes 11,200 shares which may be acquired upon the exercise of Currently Exercisable Options and 1,575 shares of restricted stock.

(14)	Consists of 875 shares of restricted stock.

(15)

Includes 34,200 shares which may be acquired by Mrs. Tait upon the exercise of Currently Exercisable Options and 1,575 shares of restricted stock. Also includes 6,036 shares held in a custodial account for Mrs. Tait’s minor children and 20,655 shares and 70 Units owned by Mrs. Tait’s spouse as to which she disclaims beneficial ownership. Mrs. Tait shares voting and dispositive power with respect to 15,000 shares and 2,548 Units with her spouse.

(16)

Includes 42,100 shares which may be acquired upon the exercise of Currently Exercisable Options and 15,000 shares of restricted stock. Mr. Gardner shares voting and dispositive power with his spouse with respect to 10,240 shares.

(17)

Includes 42,600 shares which may be acquired upon the exercise of Currently Exercisable Options and 12,750 shares of restricted stock. Mrs. McCormick shares voting and dispositive power with respect to 7,650 shares and 1,737 Units with her spouse.

(18)

Includes 28,500 shares which may be acquired upon exercise of Currently Exercisable Options, 7,850 shares of restricted stock and 197 shares held in Mr. Doyle’s account under the Company’s retirement savings plan.

(19)

Includes 23,000 shares which may be acquired upon exercise of Currently Exercisable Options, 5,800 shares of restricted stock and 492 shares held in Mr. Smith’s account under the Company’s retirement savings plan.

(20)	Includes 614,562 shares which may be acquired upon the exercise of Currently Exercisable Options and 264,921 shares of restricted stock.

(21)	Assumes that all Currently Exercisable Options issued to all listed persons have been exercised and that restrictions on all restricted stock issued to such persons have lapsed.

(22)	Same assumptions as footnote (21) plus assumes that all Units issued to all listed persons have been exchanged for shares of Common Stock.

        In addition to the shares owned by the directors and Named Executives as indicated above, those individuals also own stock units issued under the Company’s deferred compensation plans. Upon vesting of these units and/or the expiration of the deferral period, one share of Common Stock will be issued for each stock unit held. As of March 11, 2005, the following stock units were owned by: (i) the Named Executives: Norman Leenhouts 24,425, Nelson Leenhouts 14,808, David Gardner 3,759, Ann McCormick 3,124, and Scott Doyle 1,782, (ii) the non-employee directors: Alan Gosule 8,459, Leonard Helbig 8,859, Roger Kober 6,025, Clifford Smith 10,050, and Paul Smith 2,363, and (iii) by all non-employee directors and executive officers as a group, 85,340.

Security Ownership by Beneficial Owners of More than 5% of The Company’s Common Stock

        The following table sets forth information regarding the beneficial ownership of Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of December 31, 2004. In preparing this table, the Company has relied on information supplied by certain stockholders and on information contained in filings with the Securities and Exchange Commission.

                                                          Amount and Nature of             Percentage of Outstanding
Name and Address of Beneficial Owner                      Beneficial Ownership                   Common Stock

Mac-Per-Wolf Company                                          2,636,025(1)                               8.1%
310 S. Michigan Avenue
Suite 2600
Chicago, IL 60604

Cohen & Steers, Inc.                                          3,098,500(2)                               9.5%
757 Third Avenue
New York, NY 10017

LaSalle Investment Management (Securities),                   3,057,325(3)                               9.4%
L.P.
200 East Randolph Drive
Chicago, Illinois 60601
(1)

Based on a report on Schedule 13G (Amendment No. 3), filed January 31, 2005, reflecting that Mac-Per-Wolf & Company beneficially owns 2,636,025 shares and has sole voting and dispositive power with respect to all of the listed shares. The report was filed on behalf of two subsidiaries PWMCO, LLC and Perkins, Wolf, McDonnell and Company, LLC, the latter of which furnishes investment advice to others, including Janus Small Cap Value Fund, which jointly filed the Schedule 13G reflecting that it has sole voting and dispositive power with respect to 1,300,000 shares. Janus Small Cap Value Fund’s report also reflects that it has ceased to be the beneficial owner of more than 5% of the class of securities.

(2)

Based on a report on Schedule 13G filed jointly by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Houlihan Rovers SA on February 14, 2005, reflecting that: a) Cohen & Steers, Inc. beneficially owns 3,098,500 shares, has sole voting power with respect to 3,014,200 shares, sole dispositive power with respect to 3,080,200 shares and shared voting and dispositive power with respect to 17,600 shares; b) Cohen & Steers Capital Management, Inc. beneficially owns 3,080,900 shares, has sole voting power with respect to 3,014,200 shares and sole dispositive power with respect to 3,080,900 shares; and c) Houlihan Rovers SA beneficially owns 17,600 shares, has sole voting and dispositive power with respect to 17,600 shares. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc. and a 50% interest in Houlihan Rovers SA. Both companies are investment advisors.

(3)

Based on a report on Schedule 13G filed jointly by LaSalle Investment Management (Securities), L.P. and LaSalle Investment Management, Inc. on February 15, 2005, reflecting that: (a) LaSalle Investment Management (Securities), L.P. beneficially owns 2,574,798 shares, has sole voting and dispositive power with respect to 65,680 shares and shared voting power with respect to 1,893,030 shares and shared dispositive power with respect to 2,509,118 shares, and, (b) LaSalle Investment Management, Inc. beneficially owns 482,527 shares, has shared voting power with respect to 109,861 shares, and shared dispositive power with respect to 482,527 shares. The general partner of LaSalle Investment Management (Securities), L.P. is LaSalle Investment Management (Securities), Inc., the sole stockholder of which is LaSalle Investment Management, Inc. LaSalle Investment Management, Inc. is the limited partner of LaSalle Investment Management (Securities), L.P.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied, except that the following events were not reported on a timely filed Form 4, but were subsequently reported on Form 4 and are reflected in this Proxy Statement: (i) the issuance under the Company’s Deferred Bonus Plan of 54 shares to Johanna Falk at the end of the deferral period; (ii) the issuance of 4 gift shares to Janine Schue from the Company; (iii) the issuance of 704 shares to Amy Tait’s spouse pursuant to the DRIP as a result of some of her spouse’s stock being inadvertently enrolled in dividend reinvestment; (iv) the transfer of 6,036 shares from a custodial account controlled by Norman Leenhouts to a custodial account controlled by Amy Tait; (v) the gift of 1,300 shares from Norman Leenhouts to Amy Tait; and (vi) the deposit of 96 shares into John Smith’s 401-K account through dividend reinvestment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Directors and executive officers of the Company received loans from the Company for some portion of the purchase price of shares of Common Stock purchased by them in connection with the Stock Purchase Program described on page 17 of this Proxy Statement. These loans were made prior to the adoption of the Sarbanes-Oxley Act of 2002. In August 2002, the Board of Directors adopted a policy that no new loans and no material modifications to existing loans could be made under the Stock Benefit Program. As of March 11, 2005, no loans to directors and executive officers were outstanding pursuant to the Stock Purchase Program. The largest aggregate amount of indebtedness outstanding under the Stock Purchase Program at any time during 2004 for the executive officers was $73,021 to John Smith, who repaid his loan in 2004. The Company’s directors had no amounts outstanding in 2004 under this Program.

        The Company’s corporate headquarters are located in a building that is owned by an entity in which Norman and Nelson Leenhouts indirectly have a 75% interest. The Operating Partnership and the building owner have entered into various leases for approximately 75,000 square feet. The base rent payable by the Operating Partnership under the leases for 2004 was approximately $870,000, which will increase to approximately $884,000 for 2005. The lease also requires the Operating Partnership to pay its pro-rata portion (approximately 25% of total) of property improvements, real estate taxes and common area maintenance.

        Effective January 1, 2004, the Operating Partnership sublet 2,776 square feet of its corporate headquarters to Home Leasing, LLC a company owned by Home Leasing Corporation, which is owned by Nelson and Norman Leenhouts. The sublease is at the same rent and on the same terms as the Company’s lease.

        Home Leasing Corporation, in consideration for a portion of the Units and cash received by it in 1994 in connection with the formation of the Company, assigned to HP Management certain management contracts between it and certain entities of which Home Leasing Corporation is a general partner. On January 1, 2004, the Operating Partnership sold these and certain other management contracts to Home Leasing, LLC for consideration of $67,500 plus an ongoing payment equal to 24% of the management fees collected by Home Leasing, LLC pursuant to one of the management contracts. In addition, Home Leasing, LLC paid the Operating Partnership $26,136 for certain personal property associated with the commercial management business. The sale was completed in order to avoid conflicts of interest and to focus the Company solely on the direct ownership and management of market rate apartment communities. The contribution from the managed properties to the Company’s 2003 earnings was less than one-half of one percent.

        HP Management and Tait Realty entered into a Property Management Agreement on November 26, 2001 with Midtown Rochester Properties, LLC whereby HP Management and Tait Realty agreed to provide certain management services with respect to a certain commercial property and related parking facilities located in Rochester, New York. Amy L. Tait, a director of the Company, is the principal of Tait Realty. The agreement has a one year term that automatically renews for one year periods unless terminated as provided therein. Pursuant to the Property Management Agreement, the monthly management fee was to be paid 80% to HP Management and 20% to Tait Realty. The monthly management fee is equal to the greater of 4% of gross revenues or $20,000. The right to manage this property has been assigned to Home Leasing, LLC together with certain other management agreements as described in the preceding paragraph.

        Albert H. Small was a director of the Company until his retirement from the Board in May, 2004. He is also a Vice President, director and 20% stockholder of Community Realty Company (“CRC”), which owns 160,360 Units in the Operating Partnership. The Units were issued in 1999 in connection with the acquisition by the Operating Partnership of multi-family communities in its Mid-Atlantic region that were previously owned by entities that CRC served as general partner.

         Mr. Small is also a general partner and 6% owner of a partnership that owns the office building in which the Company formerly had its Mid-Atlantic regional offices. The Operating Partnership and the building owner entered into a lease for 6,250 square feet, which expires in 2006. The Operating Partnership has sublet a portion of this space to a third party. The base rent payable by the Operating Partnership under the lease for 2004 was approximately $41,000. In addition, the lease also requires the Operating Partnership to pay its pro-rata portion of increases in operating expenses and taxes.

        Josh E. Fidler is a principal in a diversified real estate development business known as The Macks Group. In 1999, the Company acquired 3,297 apartment units from affiliates of The Macks Group. In connection with that transaction, Mr. Fidler and members of his family acquired approximately 800,000 Units in the Operating Partnership. In addition, in 2004, the Company acquired a 240 unit apartment community for $29,496,000 in cash from an entity owned by Mr. Fidler and members of his family.

        On March 7, 2005, the Company, the Operating Partnership and Home Leasing Corporation entered into a settlement agreement with Genesee Valley Medical Center, L.P. and certain of its limited partners (“GVMC”), which had commenced a legal action in 2000 against the Company, the Operating Partnership and Home Leasing Corporation. The law suit related to the exclusion of a commercial property from the Company’s initial public offering in 1994. Pursuant to the settlement agreement, GVMC was paid $3.5 million. The Board of Directors of the Company authorized the Company to pay the full settlement and to reimburse Home Leasing for approximately $200,000 of legal fees that it incurred in defending this action. This was in recognition of the fact that the matters alleged in the law suit against Home Leasing Corporation related directly and solely to the promotion and creation of the Company.

PROPOSAL 2
APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2003 STOCK BENEFIT PLAN

        The Board of Directors believes that the availability of stock options and other stock-based incentives under the Company’s 2003 Stock Benefit Plan (the “Stock Plan”) is important to the Company’s ability to attract and retain experienced employees and non-employees directors and to provide an incentive for them to exert their best efforts on behalf of the Company. As of March 11, 2005, out of a total of 1,450,000 shares of Common Stock reserved for issuance under the Stock Plan, 307,855 shares remained available for grant. Of those available shares, 231,330 are available for stock option awards to employees, 63,000 are available for stock option awards to non-employee directors and 13,525 are available for restricted stock awards for non-employee directors. The Stock Plan does not currently provide for restricted stock awards to employees.

        The Board of Directors believes additional shares will be needed under the Stock Plan to provide appropriate incentives to key employees and non-employee directors. Accordingly, on February 16, 2005, the Board of Directors approved an Amended and Restated 2003 Stock Benefit Plan (the “Amended Stock Plan”) subject to stockholder approval, to increase the shares reserved for issuance thereunder as follows:

         Restricted Stock for Employees                       From 0 shares increased to 110,000 shares
         Stock Options for Employees                          From 1,250,000 shares increased to 2,500,000 shares
         Restricted Stock for Non-Employee Directors          From 25,000 shares increased to 29,475 shares
         Stock Options for Non-Employee Directors             From 175,000 shares increased to 220,000 shares

        It is expected that the increase in shares reserved for issuance under the Amended Stock Plan should be sufficient to provide shares for two years of grants.

        The stockholders approved the Stock Plan at their 2003 Stockholders Meeting. The Stock Plan as originally adopted provided that 1,250,000 shares were to be available for stock option grants to employees. During 2003 and 2004, the Company granted stock options to employees for a total 615,370 shares and 558,160 shares, respectively, while option cancellations due to expirations and employee terminations totaled 19,020 shares and 110,520 shares, respectively.

        The Stock Plan does not provide for the issuance of restricted stock to employees. Since 2001, the Company has been issuing restricted stock to its employees under its 2000 Stock Benefit Plan. During 2003 and 2004, the Company issued 195,720 shares (including 129,870 issued to Nelson and Norman Leenhouts on their retirement) and 62,332 shares, respectively, of restricted stock, while restricted stock cancellations due to employee terminations totaled 3,000 shares and 6,200 shares, respectively. If the stockholders approve the Amended Stock Plan, no further awards will be made under the 2000 Stock Benefit Plan.

        The Stock Plan originally provided that 175,000 shares were to be available for the issuance of stock options to non-employee directors, who were to be granted options to purchase 7,000 shares in 2003 and up to 10,000 shares in 2004. Non-employee directors were actually granted options to purchase 7,000 shares in each of 2003 and 2004 for a total of 112,000 options, none of which have been cancelled. The Amended Stock Plan provides that non-employee directors are to be granted options to purchase 4,000 shares in 2005 and up to 4,000 shares in each of 2006 and 2007.

        The Stock Plan also originally provided that 25,000 shares were to be available for issuance of restricted stock to non-employee directors, who were to be awarded up to 1,000 shares of restricted stock in each of 2004 and 2005. In 2004 and 2005, non-employee directors were actually awarded 400 and 875 shares, respectively, of restricted stock for a total of 11,475 shares, none of which have been terminated. The Amended Stock Plan provides for an award of up to 1,000 shares of restricted stock to each non-employee director in each of 2006 and 2007.

        Assuming the approval of the Amended Stock Plan by the stockholders, as of March 11, 2005 the aggregate of Common Stock subject to outstanding option grants, shares of restricted stock outstanding and shares that will be available for issuance of awards equals 9.1% of the aggregate of the Company’s Outstanding Equity and 8.6% of the sum of the Outstanding Equity plus the shares proposed for issuance under the Amended Stock Plan.

        If the stockholders do not approve the Amended Stock Plan, the Board expects to continue to approve the issuance of stock options and restricted stock from the 2000 Stock Benefit Plan and the shares remaining available under the 2003 Stock Benefit Plan.

        The complete text of the Amended and Restated 2003 Stock Benefit Plan, marked to show the changes from the Stock Plan as approved by the stockholders in 2003, is attached to this Proxy Statement as Exhibit A. The only changes from the Stock Plan as originally approved relate to the increase in shares reserved for issuance thereunder as described above and the change in the name of the Compensation Committee. The following description of the Amended Stock Plan is a summary of certain provisions and is qualified in its entirety by reference to Exhibit A.

Description of the Amended Stock Plan

         Eligibility.  All employees (including officers) of the Company and non-employee directors are eligible to be selected for awards under the Amended Stock Plan. The number of persons who currently hold awards granted under the Stock Plan is approximately 500.

         Administration.  The Amended Stock Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee has full authority to administer the Amended Stock Plan, including authority to interpret and construe any provision of the Amended Stock Plan and to adopt such rules and regulations for administering the Amended Stock Plan as it may deem necessary. The Committee determines the individuals to whom awards are made under the Amended Stock Plan, the amount of the awards, and the other terms and conditions of the awards.

        Term of the Plan. The Amended Stock Plan will continue until the later of: (a) last expiration date of any option awarded under the Amended Stock Plan; and (b) the last vesting date of any restricted stock awarded under the Amended Stock Plan.

         Limitation.  A participant under the Amended Stock Plan may not receive more than 200,000 shares underlying options in any calendar year. In addition, the aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000.

        Terms and Conditions of Awards. The Committee may grant awards subject to vesting schedules or restrictions and contingencies acceptable to the Committee provided that: (i) the vesting schedule for stock options issued to employees shall not be any shorter than 33.34% per year; (ii) the vesting schedule for options to be issued to non-employee directors shall be 20% per year; and (iii) the restrictions on restricted stock granted to non-employee directors shall not lapse fewer than three years after the date of grant. Awards may be subject to acceleration such that they become fully vested, exercisable and released from any restrictions or contingencies upon the occurrence of a change of control (as defined in the Amended Stock Plan), death and total disability. Upon retirement, however, options held by any participant continue according to their original vesting schedule.

        Each option granted under the Amended Stock Plan will be designated as either an incentive stock option or a non-statutory stock option. No option right may be granted with a term of more than ten years from the date of grant.

        Additional Restrictions on Executive Officers and Directors. The executive officers and the non-employee directors are subject to additional restrictions under the Amended Stock Plan. Executive officers may only sell that number of shares in connection with a stock option exercise as is necessary to pay the exercise price and related commissions as well as to satisfy tax withholding requirements. They must also retain the equivalent number of shares received in an option exercise for no less than one year following the exercise. Non-employee directors may only sell that number of shares in connection with a stock option exercise as is necessary to pay the exercise price and any related income tax but not to exceed 35% of the gain. Non-employee directors are subject to the same one year holding requirement as the executive officers.

        Exercise Price.  The Amended Stock Plan authorizes the Committee to grant options at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The exercise price is generally payable in cash, check, surrender of pre-owned shares of common stock that have been held for more than six months, broker-dealer exercise and sale, or by such other means determined by the Committee.

        Option Repricing Prohibited. The exercise price for any outstanding option may not be decreased after the date of grant, nor may any outstanding option be surrendered as consideration for the grant of a new option with a lower exercise price.

         Transferability of Awards.  An option shall be exercisable during the participant’s lifetime only by the participant, his or her guardian or legal representative or by such other means as the Committee may approve subject to applicable securities laws. Generally, awards may not be transferred other than by will or the laws of descent and distribution.

        Adjustments Upon Changes in Capitalization.  The number and types of shares covered by outstanding awards, the number of shares authorized for issuance under the Amended Stock Plan, the exercise price of each outstanding award, the maximum number and types of shares that may be granted to any participant in a fiscal year, and the like may be adjusted by the Committee in the event of any stock dividend, stock split, merger, consolidation, reorganization, recapitalization, spin-off or similar transaction, or any other change in corporate structure affecting shares.

        Change of Control.  In the event of a change of control as defined in the Amended Stock Plan, outstanding awards will be subject to accelerated vesting and exercise ability.

        Amendment or Termination.  The Board of Directors may amend or terminate the Amended Stock Plan at any time, subject to stockholder approval in certain circumstances described in the Amended Stock Plan. Generally, material amendments to the Amended Stock Plan require stockholder approval. No amendment or termination of the Amended Stock Plan may adversely affect outstanding awards unless consented to by the participant in writing.

        Certain Federal Tax Consequence.  The grant of stock options under the Amended Stock Plan normally will not result in any federal income tax consequences to the grantee or to the Company.

        Upon exercise of a non-statutory stock option the grantee recognizes ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any gain or loss on the grantee’s subsequent disposition of the shares will receive capital gain or loss treatment.

        In the case of an incentive option, the grantee recognizes no federal taxable income upon exercising the option (subject to the alternative minimum tax rules discussed below), except that if the incentive option, if exercisable, is exercised more than three months (one year in the case of death or disability) after termination of employment, the tax treatment described above for non-statutory options will apply. In the event of a disposition of stock acquired upon exercise of an incentive option, the tax consequences depend upon how long the grantee has held the shares. If the grantee does not dispose of the shares within two years after the incentive option was granted, or within one year after exercise, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Failure to satisfy either of the above holding periods results in ordinary compensation income in the year of disposition (a “disqualifying disposition”) equal to the lesser of: (i) the difference between the amount realized on the disposition and the exercise price; or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain to the grantee in excess of the amount taxed as ordinary income will be treated as capital gain. The difference between the fair market value of the shares at exercise and the exercise price is classified as an item of adjustment in the year of exercise of an incentive option for purposes of the grantee’s alternative minimum tax. This treatment will not apply if there is a disqualifying disposition in the same calendar year in which the incentive stock options are exercised.

        Grantees of restricted stock will recognize no income at the time of grant. On the date that the restrictions lapse, the recipient will recognize ordinary compensation income on the difference between the amount paid for such stock (normally zero) and the fair market value of these shares on that date. Any gain or loss on the recipient’s later disposition of the shares will receive capital gain or loss treatment.

        Recipients of restricted stock may, within 30 days after issuance, make a “Section 83(b) election” to recognize as ordinary compensation income in the year that restricted stock is received the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If that election is made, the recipient recognizes no further compensation income upon the lapse of restrictions and any subsequent disposition will give rise to capital gain or loss based on the difference between the compensation income recognized under the election and the sale proceeds.

        Compensation income recognized by an employee in the various situations discussed above may be subject to withholding for federal income and employment tax purposes.

        Capital gain or loss is treated as long-term or short-term depending on whether the shares are held for more than one year following exercise (one year following lapse of the restrictions in the case of restricted stock). Capital gain income is not subject to tax withholding.

        The foregoing is only a summary of the federal income tax consequences of Amended and Restated 2003 Stock Benefit Plan transactions and is based upon federal income tax laws in effect on the date of this Proxy Statement. Reference should be made to the applicable provisions of the Internal Revenue Code. This summary does not purport to be complete, and does not discuss the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

        The following table sets forth information relating to grants to be made under the Amended Stock Plan pursuant to the specific provisions of the Amended Stock Plan. Additional awards may be made from time to time under the Amended Stock Plan to non-employee directors, executive officers and other employees at the discretion of the Committee.

                                                                                             Number of Shares
                                                                                                Subject to
                                                                                            Options/Restricted
Name and Position                                                     Dollar Value ($)         Stock Awards

Edward J. Pettinella                                                          $0                   (1)
   President and Chief Executive Officer
Nelson B. Leenhouts                                                           $0                   (1)
   Co-Chair and Senior Advisor
Norman P. Leenhouts                                                           $0                   (1)
   Co-Chair and Senior Advisor
David P. Gardner                                                              $0                   (1)
   Executive Vice President and Chief Financial Officer
Ann M. McCormick                                                              $0                   (1)
   Executive Vice President, General Counsel and Secretary
Scott A. Doyle                                                                $0                   (1)
   Senior Vice President
John E. Smith                                                                 $0                   (1)
   Senior Vice President
Named Executives Group                                                        $0                   (1)
Non-Employee Directors as a Group                                             (2)             220,000/29,475
Non-Named Executives Employees as a Group                                     $0                   (1)

(1)     The number of options issuable pursuant to the Amended Stock Plan to employees, including the employee directors and the other executive officers, is 2,500,000. The Amended Stock Plan is to be administered by the Committee, which will determine the persons to be granted awards under the Amended Stock Plan and the number and type of awards to be granted. The exercise price of any option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of the grant. As of March 11, 2005, 1,173,500 (999,600 are outstanding) stock options and 0 shares of restricted stock have been awarded to employees under the 2003 Stock Benefit Plan.

(2)     The Amended Stock Plan provides that each of the non-employee directors will be granted options to purchase 4,000 shares of the Company’s Common Stock immediately following the annual meeting of stockholders in 2005 and options to purchase up to 4,000 shares of the Company’s Common Stock immediately following the annual meeting of stockholders in 2006 and 2007. The options are to have an exercise price equal to the fair market value of the Company’s Common Stock on the date of the grants. The Amended Stock Plan also provides for the grant of up to 1,000 shares of restricted stock to each of the non-employee directors in 2006 and 2007. There are currently nine non-employee directors. As of March 11, 2005, 112,000 stock options and 11,475 shares of restricted stock have been issued to the non-employee directors, all of which are outstanding.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK BENEFIT PLAN.

PROPOSAL 3
APPROVAL OF THE COMPANY’S
SECOND AMENDED AND RESTATED
DIRECTOR DEFERRED COMPENSATION PLAN

        Management and the Board of Directors believes that the Company’s Amended and Restated Director Deferred Compensation Plan assists the Company in remaining competitive in attracting and retaining its non-employee directors because that plan assists those directors with their individual tax and financial planning. The Company also believes that it is important for the non-employee directors to hold a significant stake in the Company so that their interests are closely aligned with those of the stockholders. The Amended and Restated Director Deferred Compensation Plan is one method whereby the non-employee directors can easily acquire more of the Company’s Common Stock. The Company contributes 10% of the cash amount each participant defers in order to encourage directors to use this method.

        The Director Deferred Compensation Plan as originally adopted in 1999 provided for the issuance of up to 50,000 shares. Since then, 45,901 shares of the Company’s Common Stock have been issued or reserved for issuance under the plan and, as of March 11, 2005, only 4,098 shares remain available for issuance. Of the shares issued or reserved for issuance only approximately 4,000 shares relate to the 10% of the deferred amounts contributed by the Company and the dividends reinvested on those shares.

        The stockholders are being asked to approve an amendment to the Director Deferred Compensation Plan to increase the total number of shares of Common Stock to be available for issuance thereunder to 100,000 shares and to conform certain provisions to new requirements in the Internal Revenue Code. If the stockholders do not approve the increase in the number of shares of Common Stock available for issuance under the plan to 100,000, the Board of Directors may independently decide to do so. In that case, the 10% Company contribution would need to be eliminated as it is the only feature of the plan that constitutes an equity compensation plan requiring stockholder approval.

        The complete text of the Second Amended and Restated Director Deferred Compensation Plan, marked to show changes from the existing Amended and Restated Director Deferred Compensation Plan is attached as Exhibit B. The following description of the Second Amended and Restated Director Deferred Compensation Plan is a summary of certain provisions and is qualified entirely by reference to Exhibit B.

Description of the Second Amended and Restated Director Deferred Compensation Plan

         Eligibility.  All non-employee directors are eligible to participate in the Second Amended and Restated Director Deferred Compensation Plan. There are currently nine non-employee directors.

         Administration. The Second Amended and Restated Director Deferred Compensation Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee has full authority to administer this plan and to adopt rules and regulations for carrying out this plan and to interpret, construe and implement its provisions.

         Contributions.  Non-employee directors can elect to defer up to 100% of their total annual cash compensation for three, five or ten years and their compensation in the form of restricted stock for five or ten years. The Company matches 10% of the deferred cash amount, which amount vests after three years.

         Accounts. A “phantom” stock account is established for each of the director and Company contribution amounts. Each deferral and the Company contribution is reflected by crediting those accounts with the phantom equivalent of the number of shares of the Company’s Common stock that could be purchased with the amounts deferred and contributed at the Common Stock’s fair market value as of the day when the compensation would otherwise have been paid, or with the number of shares of restricted stock recognition of income on which has been deferred. Participants’ accounts are also credited with the number of shares of the Company’s Common Stock that could be purchased with hypothetical dividends that would be paid with respect to shares previously allocated to the accounts on the same date and at the same price that shares are purchased for participants in the dividend reinvestment feature of the Company’s DRIP.

        Payment of Deferred Amounts. Payment of vested amounts from a participant’s accounts is to be made in a lump sum payment within 60 days of a participant’s retirement or other termination as a director of the Company. Payments out of the deferred accounts, upon vesting or otherwise, are made by issuance of Common Stock, except in the event of payment by reason of a change in control in which event payment may be made in cash or by issuance of Common Stock at the election of the Compensation Committee.

         Transferability of Award. The rights of a participant under the Second Amended and Restated Director Deferred Compensation Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the participant’s lifetime only by the participant or by his or her guardian or legal representative.

        Adjustments Upon Change in Capitalization. The number of kind of shares which are available for stock payments under the Second Amended and Restated Director Deferred Compensation Plan may be adjusted by the Committee in the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares or similar transactions.

        Change of Control. In the event of a change of control as defined in the Second Amended and Restated Director Deferred Compensation Plan, all account balances become fully and immediately vested and are paid in cash or Common Stock at the discretion of the Committee.

        Amendment or Termination. The Board of Directors may amend or terminate the Second Amended and Restated Director Deferred Compensation Plan at any time provided that no such action may accelerate the time or schedule of payment of any amount under the plan, except as permitted by the Internal Revenue Code. No amendment or termination may adversely affect a participant’s account under this plan, without his or her consent.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SECOND AMENDED AND RESTATED DIRECTOR DEFERRED COMPENSATION PLAN.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005

        The Audit Committee has appointed and the Board of Directors has ratified the appointment of the accounting firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, L.L.P.) has served as the Company’s independent registered public accounting firm since commencement of the Company’s operations and is considered by the Audit Committee, the Board of Directors and management of the Company to be well qualified. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2005 FISCAL YEAR.

ADDITIONAL INFORMATION

Solicitation of Proxies

        The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. The Company has also retained Mellon Investor Services LLC to aid in the solicitation of proxies by mail and telephone. The Company will reimburse Mellon for its reasonable out-of-pocket expenses in connection with those services.

Stockholder Proposals

        A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s Proxy Statement and form of proxy for the 2006 annual meeting of stockholders must be received by the Company by the close of business on November 30, 2005. Any proposal received after February 13, 2006 will not, under the rules of the SEC, be considered timely for presentation at the 2006 annual meeting. A proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy, and the proponent or a representative of the proponent must attend the annual meeting to present the proposal.

Form 10-K

        Copies of the Form 10-K may be obtained without charge from Yvonne Wheeler, Home Properties, Inc., 850 Clinton Square, Rochester, New York 14604. A copy of the Form 10-K is also available through the Company’s Web site at www.homeproperties.com or from the SEC at its Web site at www.sec.gov.

Other Matters

        The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

AMENDED AND RESTATED

HOME PROPERTIES, INC.

2003 STOCK BENEFIT PLAN

1.     PURPOSES OF THE PLAN

        The purposes of this Amended and Restated 2003 Stock Benefit Plan (the “Plan”) are to enable Home Properties, Inc. (the “Company”) and its Subsidiaries to attract and retain the services of individuals who are important to the future success of the Company, including key employees, as well as members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts to enhance the long term value of the Company by enlarging their personal stake in its success.

2.     GENERAL PROVISIONS

      2.1                            Definitions

         As used in the Plan:

(a)	“Award” means a grant of a Stock Option or Restricted Stock.

(b)	“Board of Directors” means the Board of Directors of the Company.

(c)	“Business Day” means any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

(d)	“Business Combination” means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

(e)	“Change of Control” means:

(i)   The acquisition by any Person within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either: (y) the Outstanding Company Equity, or (z) Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company or Home Properties, L.P., (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person controlled by the Company, or (D) the acquisition by any Person pursuant to a transaction which complies with clauses (y) and (z) of subparagraph (iii) below; or

(ii)   Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to May 6, 2003 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, provided, however, any individual whose initial assumption of office occurs as a result of an acquisition of any equity interest in the Company or an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board shall not be deemed a member of the Incumbent Board; or

(iii)   consummation of a Business Combination, in each case, unless: (y) following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Equity and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock or other equity and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Equity and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock or other equity of the entity or similar voting control of the entity resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination, or (z) prior to such Business Combination, the Incumbent Board determines in good faith and in the reasonable exercise of its discretion, by the affirmative vote of at least two-thirds of its members, that the Business Combination is not a transaction which was intended to be a “Change of Control” for purposes of this Plan; or

(iv)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or by the partners of Home Properties, L.P. of a complete liquidation of Home Properties, L.P., provided that such liquidation or dissolution is not abandoned by the Board of Directors.

(f)	“Code” means the Internal Revenue Code of 1986, including any and all amendments thereto.

(g)

“Committee” means the committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2. Until changed by the Board of Directors, the Committee shall be the Compensation Committee of the Board of Directors.

(h)	“Common Stock” means the Company’s Common Stock, $.01 par value.

(i)	“Company” means Home Properties, Inc. and any of its predecessors, subsidiaries or successors.

(j)	“Eligible Director” means a member of the Company’s Board of Directors who is not otherwise an employee of the Company or any Subsidiary.

(k)	Director’s Option” means an option grant made to an Eligible Director pursuant to Section 4.2.

(l)	“Exchange Act” means the Exchange Act of 1934, including any and all amendments thereto.

(m)	“Executive Officer” means each officer of the Company who is subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934.

(n)

“Exercise Date” means the date that the notice of exercise and payment are received by the office of the Corporate Secretary of the Company or its designee as to the number of shares as to which the option is then being exercised.

(o)

“Fair Market Value” means, with respect to a specific date, (a) if the Common Stock is listed or admitted to trading on any securities exchange or the NASDAQ - National Market System, the closing price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, or (b) if the Common Stock is not listed or admitted to trading on any securities exchange or the NASDAQ - National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Committee, or if no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Committee, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the Fair Market Value of the Common Stock shall be determined by the Committee acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

(p)

“Good Cause” means that a Participant’s employment by the Company has been terminated by written notice because: (i) of his or her conviction of a felony for a crime involving an act of fraud or dishonesty, (ii) of intentional acts or omissions on such Participant’s part causing material injury to the property or business of the Company, or (iii) such Participant shall have breached any material term of any employment agreement in place between such Participant and the Company and shall have failed to correct such breach within any grace period provided for in such agreement. “Good cause” for termination shall not include bad judgment or any act or omission reasonably believed by such Participant, in good faith, to have been in, or not opposed to, the best interests of the Company.

(q)	“Incentive Stock Option” means an option granted under the Plan that is intended to qualify as an incentive stock option under Section 422 of the Code.

(r)	“Incumbent Board” means the individuals who, as of May 6, 2003, constitute the Board of Directors.

(s)	“Non-Qualified Stock Option” means an option granted under the Plan that is not an Incentive Stock Option.

(t)	“Outstanding Company Equity” means either the then outstanding shares of Common Stock of the Company or interests in Home Properties, L.P.

(u)	“Outstanding Company Voting Securities” means the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors.

(v)	“Participant” means a person to whom an Award has been granted under the Plan.

(w)	“Person” means any individual, entity or group.

(x)

“Restricted Stock” means shares of Common Stock awarded to a Participant subject to such conditions on vesting, transferability and other restrictions as are provided in Sections 5.1, 5.2 and 5.3 of this Plan or as otherwise established by the Committee.

(y)

“Retirement” means with respect to an employee Participant a retirement pursuant to the Company’s policies and with respect to an Eligible Director means: (i) mandatory retirement pursuant to Board policy; or (ii) termination of services by deciding not to stand to re-election.

(z)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

(aa)	“Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under the Plan.

(bb)

“Subsidiary” means Home Properties, L.P., Home Properties Management, Inc., Home Properties Resident Services, Inc., any partnership of which the Company is general partner and holder of a majority of interests or any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total voting power of all classes of stock in one of the other corporations in such chain.

(cc)	“Total Disability” means permanent mental or physical disability as determined by the Committee.

       2.2                           Administration of the Plan

(a)  The Plan shall be administered by the Committee appointed by the Board of Directors which shall at all times consist of three(3) or more persons, each of whom shall be members of the Board of Directors and shall qualify as an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual, as amended from time to time and any successor thereto, as an “outside director” within the meaning of Section 162(m) of the Code and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

(b)   The Committee shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan, and any Awards made under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Award in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Awards shall be granted and the number of Awards and the nature of the Awards to be granted to any person subject to any limitations imposed by applicable law or regulations or resolutions of the Board of Directors of the Company; (iv) determine the terms of Awards granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any Award shall be final, binding and conclusive.

(c)   The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(d)   No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person’s own fraud or bad faith.

      2.3                            Effective Date

This Amended and Restated 2003 Stock Benefit Plan has been adopted by the Board of Directors and shall be effective upon approval by the Company’s stockholders.

      2.4                            Duration

The Plan shall remain in effect until the later of: (a) last expiration date of any Stock Option awarded under the Plan and (b) the last vesting date of any Restricted Stock Award under the Plan.

      2.5                            Shares Subject to the Plan

The maximum number of shares of Common Stock which may be subject to Awards granted under the Plan shall be 2,859,475, which shall be available for issuance as follows:

Stock Options to employees	2,500,000
Restricted Stock to employees	110,000
Director Options to Eligible Directors	220,000
Restricted Stock to Eligible Directors	29,475

The Awards shall be subject to adjustment in accordance with Section 6.1, and shares to be issued upon exercise of Awards may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If an Award or portion thereof shall expire or is terminated, cancelled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Award or portion thereof shall be available for future grants of Awards under the Plan.

      2.6                            Amendments

The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. This Plan may be amended only with the approval of the holders of a majority of the shares of Common Stock eligible to vote. Notwithstanding the prior sentence, the Board of Directors may from time to time make amendments to the Plan without shareholder consent if such amendments are made to: (i) reflect a change that is of an immaterial nature or to cure any ambiguity; (ii) comply with Section 422 of the Code with respect to Incentive Stock Options, Rule 16b-3 and the rules of the New York Stock Exchange or any successor or replacement provisions and any regulations issued thereunder; and (iii) to satisfy any requests, conditions or guidelines contained in any order, direction, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant, affect such Participant’s rights under any Award previously granted to such Participant.

Subject to the restrictions contained in Section 3.2 of this Plan, the Committee may also amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended.

      2.7                            Participants and Grants

Awards, other than Director’s Options, may be granted by the Committee to those employees of the Company who the Committee determines have the capacity to make a substantial contribution to the success of the Company with the intention that Awards will be granted to a broad base of the Company’s employees. The Committee may grant Stock Options, other than Director’s Options, to purchase such number of shares of Common Stock (subject to the limitations of Section 2.5) as the Committee may, in its sole discretion, determine. In granting Stock Options, other than Director’s Options, under the Plan, the Committee, on an individual basis, may vary the number of Incentive Stock Options or Non-Qualified Stock Options as between Participants and may grant Incentive Stock Options and/or Non-Qualified Stock Options to a Participant in such amounts as the Committee may determine in its sole discretion. Notwithstanding the foregoing, the maximum number of shares of Common Stock covered by all Awards granted in any calendar year to any Participant may not exceed 200,000 shares.

3.     STOCK OPTIONS

      3.1                            General

All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Participant to whom granted, which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law.

      3.2                            Price

Subject to the provisions of Sections 3.6(d) and 6.1, the exercise price per share of Common Stock subject to a Stock Option shall, in no case, be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted. Notwithstanding anything to the contrary herein, the exercise price per share of Common Stock subject to a Stock Option may not be reduced after the Stock Option is granted. No outstanding Stock Option may be surrendered as consideration for the grant of a new Stock Option with a lower exercise price.

      3.3                            Period

Subject to the provisions of Section 3.6(d) the duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

      3.4                            Exercise

Stock Options shall be exercisable at such time or times as the Committee shall specify when granting the Stock Option, except that the vesting schedule for any Stock Options shall not be any shorter than 33.34 percent of such Stock Option on each of the first three (3) anniversaries of the date of grant. Once exercisable, a Stock Option shall be exercisable, in whole or in part, until the expiration or termination of its terms by giving a written notice of exercise, signed by the Person exercising the Stock Option, to the Secretary of the Company at the principal office of the Company or to such other Person and address as specified by the corporate Secretary specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full exercise price for the number of shares being purchased. The date both such notice and payment are received by the office of the corporate Secretary of the Company or the corporate Secretary’s designee shall be the date of exercise of the Stock Option as to such number of shares. Notwithstanding any provision to the contrary, no Stock Option may at any time be exercised with respect to a fractional share.

      3.5                            Payment of Exercise Price

The exercise price for shares of Common Stock as to which a Stock Option other than a Director’s Option has been exercised and any amount required to be withheld, as contemplated by Section 6.3, may be paid:

(a) in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

(b)  by the delivery by the Participant to the Company of whole shares of Common Stock already owned by the Participant for at least six months having an aggregate Fair Market Value on the Business Day prior to the Exercise Date equal to the aggregate of the exercise price of Common Stock as to which the Stock Option is then being exercised; or

(c)  so long as not prohibited by law, by delivery by the Participant of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the exercise price, and, if requested, any applicable withholding taxes and commissions; or

(d) by any combination of (a), (b) or (c) above.

The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the exercise price payable by such Participant upon the exercise of a Stock Option.

To facilitate the payment alternative described in paragraph (c) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. In all events, no shares of Common Stock shall be delivered by the Company until full payment therefore has been made.

      3.6                            Special Rules for Incentive Stock Options

Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

(a) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

(b)   To the extent that the aggregate Fair Market Value of Common Stock, with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and any other Plan of the Company or a Subsidiary, exceeds $100,000 (determined by using the Fair Market Value as of the grant date), such Stock Options shall be treated as Non-Qualified Stock Options.

(c) ;  Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the exercise price per share paid upon exercise and the date of disposition.

(d)   No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

      3.7                            Termination of Employment

(a)   In the event a Participant’s employment by, or relationship with, the Company shall terminate for any reason other than those reasons specified in Sections 3.7(b), (c),(d) or (e) hereof while such Participant holds Stock Options granted under the Plan, then all rights of any kind under any outstanding Stock Option held by such Participant which shall not have previously lapsed or terminated shall expire immediately. If a Participant’s employment by the Company shall terminate but the Participant remains or becomes an Eligible Director then the Participant’s relationship with the Company shall be deemed to have continued and notwithstanding anything to the contrary contained herein, all rights under any outstanding Stock Option held by such Participant which shall not have previously lapsed or terminated shall continue in full force and effect as granted except as required by the Code.

(b)  If a Participant’s employment by, or relationship with, the Company or its Subsidiaries shall terminate as a result of such Participant’s Total Disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of one (1) year after termination unless such Stock Option expires earlier by its terms.

(c)  In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of one (1) year after such Participant’s death unless such Stock Option expires earlier by its terms.

(d)   If a Participant’s employment by the Company shall terminate by reason of such Participant’s Retirement, each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of one (1) year after termination, unless the Stock Option expires earlier by its terms. Notwithstanding the above, if a Participant as described in the preceding sentence is an Executive Officer of the Company at the time of his or her retirement, then each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall continue to be exercisable at such time or times as the Committee shall have specified when granting the Stock Option, except as required by the Code.

(e)   In the event the Company terminates the employment of a Participant for any reason except “good cause” (hereafter defined) and except upon such Participant’s death, Total Disability or Retirement, each Stock Option, which has been held by such Participant for more than six (6) months prior to such termination, shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable as to that extent at the time of such termination) and shall remain exercisable for a period of one (1) year after such termination unless such Stock Option expires earlier by its terms.

      3.8                            Effect of Leaves of Absence

It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered by the Committee as a continuing of the employment relationship of the Participant with the Company or any of its Subsidiaries.

      3.9                            Additional Restrictions on Executive Officers

By accepting a grant of a Stock Option issued pursuant to this Plan, each Executive Officer shall be deemed to have agreed that not notwithstanding anything to the contrary in this Plan: (a) such Executive Officer will not exercise such Stock Option or any part thereof in such a manner that such Executive Officer will realize an immediate cash payment in connection with such exercise except that such Executive Officer may direct that the number of shares of Common Stock as to which the Stock Option is then being exercised may be sold to pay the exercise price and any related withholding taxes to the Company as well as to pay a related commission to a third party on such Executive Officer’s behalf ; and (b) such Executive Officer shall retain for a period of no less than one calendar year following the exercise of the Stock Option or any part thereof beneficial ownership of no less than the same number of shares of the Company’s Common Stock as was received by such Executive Officer upon the exercise of that Stock Option or any part thereof. The Committee may waive the requirements of this Section 3.9 with respect to any Executive Officer if they determine such waiver to be appropriate in their sole discretion.

4.     DIRECTOR’S OPTIONS

      4.1                            General

Each Director’s Option granted under the Plan shall be evidenced by an agreement duly executed on behalf of the Company and by the Eligible Director to whom such Director’s Option is granted and dated as of the applicable date of grant. Each agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using manual signature. Each agreement shall comply with and be subject to the terms and conditions of the Plan. Any agreement may contain such other terms, provisions and conditions not inconsistent with the Plan or this Section 4 as may be determined by the Committee. All Director’s Options granted under the Plan shall be Non-Qualified Stock Options.

      4.2                            Director’s Options

Subject to the limitation in Section 4.1, an option to purchase the following number of shares of Common Stock (as adjusted pursuant to Section 6.1 shall be granted in each of the following years immediately following the annual meeting the Company’s shareholders, to each member of the Company’s Board of Directors who is an Eligible Director at such time immediately following such annual meeting.

(a)	2005 — 4,000 shares
(b)	2006 — up to 4,000 shares
(c)	2007 – up to 4,000 shares

For the years 2006 and 2007, the Committee shall determine the number of Director’s Options to be granted to each of the Eligible Directors (not to exceed 4,000 shares for each year) based on an analysis of the amount and type of compensation paid to the members of the boards of directors of the Company’s peer group, as well as other factors as may reasonably be considered by the Committee.

      4.3                            Director’s Option Exercise Price

The exercise price per share for a Director’s Option shall be the Fair Market Value on the date of grant. Notwithstanding anything to the contrary herein, the exercise price per share of Common Stock subject to a Director’s Option may not be reduced after the Director’s Option is granted. No outstanding Director’s Option may be surrendered as consideration for the grant of a new Director’s Option with a lower exercise price.

      4.4                            Exercise

Director’s Options shall be exercisable twenty (20) percent per year on each of the first five (5) anniversaries of the grant date. Once exercisable, a Director’s Option shall be exercisable in whole or in part, until the expiration or termination of its term in accordance with Section 4.6 by giving written notice of exercise, signed by the Person exercising the Director’s Option, to the Secretary of the Company at the principal office of the Company or to such other Person or entity as specified by the corporate Secretary specifying the number of shares of Common Stock as to which the Director’s Option is then being exercised together with payment of the full exercise price for the number of shares of Common Stock to be purchased. The date both such notice and payment are received by the office of the corporate Secretary of the Company or the corporate Secretary’s designee shall be the date of exercise of the Director’s Option as to such number of shares. Notwithstanding any provision to the contrary, no Director’s Option may at any time be exercised with respect to a fractional share.

      4.5                            Payment of Exercise Price

        The exercise price may be paid:

(a) in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

(b)   by the delivery by the Director to the Company of whole shares of Common Stock already owned by the Eligible Director for at least six months having an aggregate Fair Market Value on the Business Day prior to the Exercise Date equal to the aggregate exercise price of the Common Stock as to which the Stock Option is then being exercised; or

(c)  so long as not prohibited by law, by delivery by the Eligible Director of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the exercise price and, if requested, any applicable commission; or

(d) by any combination of (a), (b) or (c) above.

To facilitate the payment alternative described in paragraph (c) above, the Company may enter into an agreement for coordinated procedures with one or more brokerage firms. In all events, no shares of Common Stock shall be delivered by the Company until full payment therefore has been made.

      4.6                            Term of Director’s Options

Each Director’s Option shall expire ten (10) years from its date of grant, but shall be subject to earlier termination as follows:

(a)   In the event of the termination of a Director’s Option holder’s service as a member of the Board of Directors, by reason of his or her removal as a member of the Board of Directors (by the shareholders, the Board of Directors or otherwise), the then-outstanding Director’s Options of such holder (whether or not then exercisable) shall automatically expire on (and may not be exercised on) the effective date of such termination.

(b)   In the event of the termination of a Director’s Option holder’s service as a member of the Board of Directors by reason of Total Disability, the then-outstanding Director’s Options of such holder shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Director’s Options, regardless of whether such Director’s Options were previously exercisable, and each such Director’s Option shall expire one (1) year after the date of such termination or on the stated expiration date, whichever is earlier.

(c)   In the event of the death of a Director’s Option holder while such holder is a member of the Board of Directors, the then-outstanding Director’s Options of such holder shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Director’s Options, regardless of whether such Director’s Options were previously exercisable, and each such Director’s Option shall expire one (1) year after the date of death of such optionee or on the stated grant expiration date, whichever is earlier.

Exercise of a deceased holder’s Director’s Options that are still exercisable shall be by the estate of such holder or by the person or persons to whom the holder’s rights have passed by will or the laws of descent and distribution.

(d)  In the event of the termination of a Director’s Option holder’s, services as a member of the Board of Directors by reason of Retirement, the then outstanding Directors Options of such holder (which shall not have previously lapsed or terminated) shall continue to be exercisable at such time or times as shall have been specified when the Director’s Option was granted.

(e)   In the event of the termination of a Director’s Option holder’s service as a member of the Board of Directors for any reason other than as described in Sections 4.6(a)-(d), including without limitation, expiration of the director’s term in office (without renomination or reelection) or by resignation, the then outstanding Director’s Options of such holder shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Director’s Options, regardless of whether such Director’s Options were previously exercisable, and each such Director’s Option shall expire one (1) year after the effective date of such termination.

      4.7                            Limitation of Rights

Neither the recipient of a Director’s Option under the Plan nor the recipient’s successor or successors in interest shall have any rights as a shareholder of the Company with respect to any shares of Common Stock subject to a Director’s Option granted to such person until the date of issuance of a stock certificate for such shares of Common Stock.

      4.8                            Limitation as to Directorship

Neither the Plan, nor the granting of a Director’s Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a member of the Board of Directors for any period of time or at any particular rate of compensation.

       4.9                            Limit on Awards to Eligible Directors

Notwithstanding any provision to the contrary, an Eligible Director shall not be entitled to receive or participate in any Award under the Plan other than: (a) Director’s Options which are granted to such Eligible Director pursuant to Section 4.2 and meet all of the requirements of Section 4 applicable thereto; and (b) Restricted Stock Awards granted to such Eligible Director pursuant to Section 5.1 and meet all the requirements of Section 5 applicable thereto.

       4.10                          Termination of Director’s Options

Notwithstanding any provision to the contrary, no Director’s Option shall be granted pursuant to Section 4.2 on a date when the number of shares of Common Stock authorized for issuance pursuant to the Plan and then available for issuance pursuant to new Director’s Options is less than the aggregate number of such shares which would be issuable pursuant to Director’s Options otherwise required to be granted on such date.

       4.11                          Conflicting Provisions

In the event of any conflict between a provision of this Section 4 and a provision in any other paragraph of the Plan with respect to Director’s Options, such provision of this Section 4 shall be deemed to control. Except in the case of conflict, however, provisions in other sections are applicable.

       4.12                          Additional Restrictions on Directors

By accepting a grant of a Director’s Option issued pursuant to this Plan, each Eligible Director shall be deemed to have agreed that notwithstanding anything to the contrary in this Plan: (a) such Eligible Director will not exercise such Director’s Option or any part thereof in such a manner that such Eligible Director will receive an immediate cash payment in connection with such exercise except that: (i) such Eligible Director may direct that the number of shares of Common Stock as to which the Director’s Option is then being exercised may be sold to pay the exercise price to the Company as well as to pay a related commission to a third party on such Eligible Director’s behalf; and (ii) an Eligible Director may receive cash to be used to pay applicable taxes due with respect to any taxable gain realized on the exercise of that Director’s Option or any part thereof provided that the cash received shall not exceed 35% (thirty-five percent) of that gain; and (b) such Eligible Director shall retain for a period of no less than one calendar year following the exercise of the Director’s Option or any part thereof beneficial ownership of no less than the same number of shares of the Company’s Common Stock as was received by such Eligible Director upon exercise of that Director’s Option or any part thereof. The Committee may waive the requirements of this Section 4.12 with respect to any Eligible Director if they determine such waiver to be appropriate in their sole discretion.

5.     RESTRICTED STOCK AWARDS

      5.1                            Grants to Eligible Directors

Each of the Eligible Directors will be issued up to 1,000 shares of Restricted Stock in each of 2006 and 2007, such Restricted Stock to be issued on the first dividend payment date with respect to the Common Stock to occur in each of 2006 and 2007.

The Committee shall determine the number of shares of Restricted Stock to be issued to each of the Eligible Directors (not to exceed 1,000 shares for each of 2006 and 2007) based on an analysis of the amount and type of compensation paid to the members of the boards of directors of the Company’s peer group, as well as other factors as may reasonably be considered by the Committee. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Award document, which shall specify the number of shares of Common Stock to be issued to the Eligible Director, the date of such issuance, the consideration for such shares, if any, by the Eligible Director, the restrictions imposed on such shares, and the conditions of release or lapse of such restrictions. Notwithstanding the above, the restrictions imposed on any grant of Restricted Stock Awards shall not lapse and the shares shall not vest fewer than three (3) years after the date of grant. Stock certificates evidencing shares of Restricted Stock subject to restrictions shall be held by the Company until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award. Promptly after the lapse of restrictions, a certificate or certificates evidencing the number of shares of Common Stock as to which the restrictions have lapsed shall be delivered to the Eligible Director unless the Eligible Director shall have elected to defer receipt of those shares for an additional period pursuant to the Company’s Director Deferred Compensation Plan. The Eligible Director shall deliver to the Corporation such further assurance and documents as the Committee may require.

      5.2                            Grants to Employees

The Committee may, in its discretion, grant one or more Restricted Stock Awards to any eligible employee. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Award document, which shall specify the number of shares of Common Stock to be issued to the employee, the date of such issuance, the consideration for such shares, and the conditions of release or lapse of such restrictions. Stock certificates evidencing shares of Restricted Stock subject to restrictions shall be held by the Company until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award. Promptly after the lapse of restrictions, a certificate or certificates evidencing the number of shares of Common Stock as to which the restrictions have lapsed shall be delivered to the employee. The employee shall deliver to the Corporation such further assurance and documents as the Committee may require.

      5.3                            Restrictions

(a)   Pre-Vesting Restraints. Shares of Common Stock comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

(b)  Dividend and Voting Rights. Unless otherwise provided in the applicable Award Document, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares of Common Stock issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock that ceases to be eligible for vesting.

(c)   Accelerated Vesting. Unless otherwise provided by the Committee, the restrictions on Restricted Stock shall lapse upon the Participant’s termination of service as an employee or a Director of the Company, as applicable, by reason of Total Disability or death. In the event of the Retirement of a Participant the restrictions on the Restricted Stock held by them shall not lapse but shall continue as specified when the Restricted Stock was awarded.

(d)  Forfeiture. Unless otherwise specified by the Committee or as provided in the last sentence of Section 5.2(c), Restricted Stock as to which the restrictions have not lapsed in accordance with the provisions of the Award or pursuant to Section 5.2(c) shall be forfeited upon a Participant’s termination of service as an employee or as a member of the Company’s Board of Directors. Upon the occurrence of any forfeiture of shares of Restricted Stock, such forfeited shares shall be automatically transferred to the Company without payment of any consideration by the Company and without any action by the Participant and shall be available for future grants of Restricted Stock under the Plan.

6.     MISCELLANEOUS PROVISIONS

      6.1                            Adjustments Upon Changes in Capitalization

In the event of changes to the outstanding shares of Common Stock of the Company through a Business Combination, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Awards or Director’s Options may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or portions thereof which shall have been granted prior to any such change shall likewise be made. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

      6.2                            Change of Control

Notwithstanding any other provision of this Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change of Control:

(a) Any Stock Options outstanding as of the date such Change of Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested; and

(b)   Any restrictions applicable to any Restricted Stock outstanding as of the date such Change of Control occurs shall lapse and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable.

      6.3                            Non-Transferability

No Award or Director’s Option shall be transferable except by will or the laws of descent and distribution, nor shall any Award or Director’s Option be exercisable during the Participant’s lifetime by any person other than the Participant or his guardian or legal representative. Any purported transfer contrary to this provision will be null and void and without effect.

      6.4                            Withholding

The Company’s obligations under this Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

      6.5                            Compliance with Law and Approval of Regulatory Bodies

No Award shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an Award or Director’s Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the exercise of a Stock Option by a person or estate acquiring the right to exercise the Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

      6.6                            No Right to Employment

Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Award hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefore, to the same extent as might have been done if the Plan had not been adopted.

      6.7                            Exclusion from Pension Computations

By acceptance of any Award under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as “base remuneration”, “wages”, “salary” or “compensation” in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

      6.8                            Abandonment of Options

A Participant may at any time abandon a Stock Option prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. A Participant shall have no further rights with respect to any Stock Option so abandoned.

      6.9                            Severability

If any of the terms of provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative as to directors and officers to the extent they so conflict with the requirements of Rule 16b-3.

       6.10                          Interpretation of the Plan

Headings are given to the Sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

       6.11                          Use of Proceeds

Funds received by the Company upon the exercise of Stock Options shall be used for the general corporate purposes of the Company.

       6.12                          Construction of Plan

The place of administration of this Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of this Plan and of its rules and regulations, and rights relating to this Plan, shall be determined solely in accordance with the laws of the State of New York.

HOME PROPERTIES, INC.

SECOND AMENDED AND RESTATED

DIRECTOR DEFERRED COMPENSATION PLAN

1.     Purpose

Home Properties, Inc. (the “Company”) adopted its Home Properties, Inc. Director Deferred Compensation Plan effective January 1, 1999 (the “Plan”) to assist its independent directors with their individual tax and financial planning and to permit the Company to remain competitive in attracting and retaining its independent directors. The Plan permits eligible directors to defer the receipt of annual compensation which they may be entitled to receive from the Company and, with respect to cash compensation, the Company to contribute matching contributions on their behalf. The Company has elected to amend and restate the Plan in order to make the following changes: (i) to increase the number of shares of Company Common Stock available and (ii) to conform certain provisions to the requirements of Internal Revenue Code Section 409(A).

2.     Eligibility

Any member of the Board of Directors of the Company who is not otherwise an employee of the Company or any subsidiary is eligible to participate in this Plan.

3.     Contributions

    (a)        Participant Contributions.

(1)

Amount of Deferral. A participant may elect to defer receipt of any whole percent (100 percent maximum) of his or her annual compensation otherwise payable or, in the case of restricted stock, granted to the participant by the Company during a calendar year.

(2)

Time for Electing Deferral. An initial election to make a deferral shall be made within 30 days of the time the participant first becomes eligible to participate. All other deferral elections shall be made prior to the beginning of the year in which services to which any of the compensation to be deferred are performed. Any election to defer shall be made in accordance with subsection 3 below.

(3)

Manner of Electing Deferral. A participant shall elect a deferral by giving written notice to the Company in a form prescribed by the Committee established pursuant to Section 9 (the “Committee”). The notice shall include (1) the year to which the deferral relates; (2) the percentage and type of compensation to be deferred; (3) the period with respect to which the deferral relates; and (4) the length of the deferral period. A participant may designate a deferral period of three, five or ten years for cash deferrals and a deferral period of five or ten years for restricted stock deferrals. Payment of cash deferrals and issuance of stock for restricted stock deferrals will be made on the first dividend payment date with respect to the Company’s Common Stock “Dividend Payment Date” occuring after the applicable anniversary date of the latest date any compensation is deferred in any applicable year. For example, a participant may elect in December 2005 to defer for three years compensation payable in 2006 with respect to 2006 services. If a portion of the compensation is otherwise payable in cash in May 2006, it will be deferred and actually paid in 2009 on the first Dividend Payment Date occurring after the anniversary date of the latest compensation deferred in 2006. Notwithstanding the foregoing in the event the participant retires or otherwise ceases to be a member of the Board of Directors, vested benefits payments shall be paid within 60 days of retirement or such cessation notwithstanding any later date specified in the participant’s election form.

    (b)        Company Matching Contributions.

The Company shall contribute 10 percent of the cash amount each participant defers. The Company’s contribution shall be made as of the same date as the participant’s deferral to which it relates and shall be deferred to the same payment date as the related participant deferral. The Company shall not contribute any additional amounts with respect to any participant’s election to defer the recognition of income on restricted stock. In the event that the stockholders do not approve this Second Amended and Restated Plan, the Committee may elect to eliminate the Company’s matching contribution, which is the only feature of the Plan that constitutes an equity compensation plan requiring stockholder approval.

4.     Participant Accounts

        For each participant there shall be established a participant account (the “Account”). A participant’s Account shall be valued as of each day there occurs a transaction affecting the Account. Each cash deferral or Company contribution shall be reflected by crediting the Account with the number of shares of Company Common Stock that could be purchased at the Common Stock’s then fair market value with the amounts deferred by the participant, or contributed by the Company on behalf of a participant. With respect to the deferral of the recognition of income on restricted stock, a participant’s Account shall be credited with the same number of shares of the Company Common Stock as the number of shares of restricted stock the recognition of income on which has been deferred. For purposes of making these credits: (a) the participant’s quarterly compensation and meeting fees will be deemed to have been made on the Dividend Payment Date occurring during the quarter for which the quarterly payment is made and during which the meeting date(s) occurred; and (b) restricted stock will be deemed to have been granted on the first Dividend Payment Date of each calendar year. In addition, each Account will be credited with the number of shares of Company Common Stock that could be purchased with hypothetical dividends that would be paid with respect to all shares previously allocated to the Account on the same date and at the same price that shares are purchased for participants in the dividend reinvestment feature of the Company’s Dividend Reinvestment and Direct Stock Purchase Plan. Distributions from, or forfeiture of, the Account shall be recorded as of the day of such distributions or forfeitures. The Account shall also be adjusted as of the date of any transaction requiring additions to or distributions from the Account to reflect any gains (or losses) in the fair market value of Company Common Stock held in the Account. Three subaccounts shall be established within the Account to track separately participant cash contributions, Company cash contributions and participant restricted stock contributions and the earnings and distributions on each. The Common Stock’s fair market value shall be the closing price for a share of the Company’s Common Stock as listed on the New York Stock Exchange on the date before the transaction occurs.

        All amounts credited to participant cash contribution subaccounts shall be fully vested at all times. Except for the possible claims of the Company’s general creditors, they shall not be subject to forfeiture on account of any action by a participant or by the Company, including termination of the participant’s directorship. Amounts credited to a participant’s Company cash contribution subaccount shall become fully vested on the first Dividend Payment Date occurring after the third anniversary of the date first credited to the subaccount if the participant has continuously been a director of the Company through the third anniversary of the contribution date, or if the participant ceases to be a director on account of disability, death or retirement or upon a change in control as hereinafter provided. For this purpose, “disability” shall mean the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A participant’s restricted stock subaccount shall become vested in accordance with the vesting provisions of the restricted stock grant. Amounts payable under this Plan shall be paid only to the participant provided that in the event of his or her death payments shall be made to his or her estate.

        If a participant’s Company subaccount becomes forfeitable, he or she shall forfeit both Company contributions and the earnings thereon.

        The maintenance of individual participant Accounts is for bookkeeping purposes only. The Company is not obligated to make actual contributions to fund this Plan or to acquire or set aside any particular assets for the discharge of its obligations, nor is any participant to have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company’s obligations hereunder.

5.     Payment of Deferred Amounts

        No withdrawal may be made from an Account except as provided in this section 5. Payments of vested amounts from an Account shall normally be made in a lump sum amount on the first Dividend Payment Date following the applicable anniversary date of the latest date any compensation is deferred in any applicable year and within 60 days of the participant’s retirement or other termination as a director of the Company. In the case of unforeseeable emergency, the Committee, shall distribute all or a portion of the vested portion of an Account before an elected anniversary date or termination as a director but the amount of the, distribution shall not exceed the amount needed to relieve the unforeseeable emergency. For this purpose, the term “unforeseeable emergency” means a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant’s spouse, or a dependent (as defined in Code Section 152(a) of the Internal Revenue Code) of the participant, loss of the participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

        Payments for any reason other than a change in control shall be made only in stock provided that any fractional shares from an Account shall be paid in cash. In the event of a change in control, all account balances shall become fully and immediately vested and shall be paid, in cash or stock as the Committee in its sole discretion may determine, within five days of the change in control. For this purpose, the term “change in control” means a change that is both (1) a change in the ownership, a change in the effective control or a change in the ownership of a substantial portion of the assets of the Company, all as defined in Internal Revenue Service regulations under Code Section 409A, and (2) a change of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or to Item 5.01 of Form 8 — K promulgated under the Securities Exchange Act of 1934, as amended, provided that, without limitation, a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of such Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        An aggregate of 100,000 shares of Company Common Stock (subject to substitution or adjustment as provided below) shall be available for stock payments under this Plan. Such shares may be authorized and unissued shares or may be treasury shares. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter are available for stock payments under the Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

6.     Participant’s Rights Unsecured

        The right of any participant or, if applicable, the participant’s estate, to receive benefits under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. Any amounts held in an Account, including amounts that may be set aside by the Company for the purpose of meeting its obligations under this Plan, are a part of the Company’s general assets and shall be reachable by the general creditors of the Company.

7.     Statement of Account

        Statements will be sent to participants no less frequently than annually setting forth the value of their Accounts.

8.     Transferability

        The rights of a participant under this Plan shall not be transferable other than by will or by the laws of descent and distribution and are exercisable during the participant’s lifetime only by the participant or by his guardian or legal representative.

9.     Plan Administrator

        The administrator of this Plan shall be a Committee of the Board of Directors of the Company from time to time designated by the Board. The Committee’s members shall not be employees of the Company. The Committee shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions of the Plan. The Committee may delegate some or all of its functions to another person as it may deem appropriate. The Board of Directors has designated the Compensation Committee of the Board of Directors as administrator of the Plan until further notice.

10.     Amendment

        This Plan may at any time or from time to time be amended, modified or terminated by the Company’s Board of Directors., provided that no such action shall accelerate the time or schedule of payment of any Plan benefit except as may be permitted under Internal Revenue Code Section 409A and regulations thereunder. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant’s accruals in his or her Account.

11.     Dividend Payment Date

        In the event that the Company does not pay a dividend on the Common Stock in any calendar quarter, the Dividend Payment Date in that quarter for purposes of this Plan shall be deemed to be the last day of February, May, August or November in the relevant quarter, or if such date is not a business day, the next succeeding business day.

12.     Governing Law

        This Plan and any participant elections hereunder shall be interpreted and enforced in accordance with the laws of the State of New York.

13.     Effective Date

        The effective date of this Amended and Restated Plan is May 6, 2005 provided that the effective date of provisions governed by Internal Revenue Code Section 409A concerning the time of deferral elections and the time and schedule of payments, along with related definitions, is January 1, 2005, for deferrals which are made or which vest on and after this date.

ADDENDUM

TO

HOME PROPERTIES, INC.

Suite 850

Clinton Square

Rochester, New York 14604

_________________

PROXY STATEMENT

_________________

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2005

The vote required to approve each of Proposal #2 and Proposal #3 as set forth on page 2 of the Proxy Statement is the favorable vote of a majority of the votes cast on each proposal provided that the votes cast on each proposal represent more than a majority of all votes entitled to be cast on each of those proposals.

March 31, 2005
Rochester, New York

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREON. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

PROPOSAL ONE -		FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	PROPOSAL TWO -	FOR	AGAINST	ABSTAIN
To elect the following persons as directors to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.		☐	☐	To approve the Home Properties, Inc. Amended and Restated 2003 Stock Benefit Plan.	☐	☐	☐
Nominees 01 William Balderston, III 02 Josh E. Fidler 03 Alan L. Gosule 04 Leonard F. Helbig, III	05 Roger W. Kober 06 Norman P. Leenhouts 07 Nelson B. Leenhouts 08 Edward J. Pettinella	09 Clifford W. Smith, Jr. 10 Paul L. Smith 11 Thomas S. Summer 12 Amy L. Tait		PROPOSAL THREE -	FOR	AGAINST	ABSTAIN
				To approve the Home Properties, Inc. Second Amended and Restated Director Deferred Compensation Plan.	☐	☐	☐
				PROPOSAL FOUR -	FOR	AGAINST	ABSTAIN
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)				To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005.	☐	☐	☐

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

Please mark, sign, date and return this proxy card using the enclosed envelope.
Signature _____________________________ Signature _____________________________ Date ________________
NOTE: (Please sign above exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/hme Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

HOME PROPERTIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 6, 2005

     The undersigned hereby appoints Edward J. Pettinella and Ann M. McCormick, as Proxies with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties, Inc. which the undersigned would be entitled to vote at the 2005 Annual Meeting of Stockholders of the Company to be held on May 6, 2005 and any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

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